                                                                  Exhibit 10.13




--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                            dated as of May 21, 1999

                                      among

                      ADVANCED LIGHTING TECHNOLOGIES, INC.,
                                as U.S. Borrower,

                                       and

                            BALLASTRONIX INCORPORATED
                CANADIAN LIGHTING SYSTEMS HOLDING, INCORPORATED ,
                             as Canadian Borrowers,

                                       and

                          PARRY POWER SYSTEMS LIMITED,
                          VENTURE LIGHTING EUROPE LTD.,
                                as UK Borrowers,

                                       and

                         VARIOUS FINANCIAL INSTITUTIONS,
                                    as Banks,

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                                    as Agent


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


                                TABLE OF CONTENTS


                                                                        PAGE NO.
                                                                        --------

ARTICLE I.   DEFINITIONS .................................................   1

ARTICLE II.  AMOUNT AND TERMS OF CREDIT ..................................  24
         SECTION 2.1.      AMOUNT AND NATURE OF CREDIT ...................  24
         SECTION 2.2.      CONDITIONS TO LOANS AND LETTERS TO CREDIT .....  33
         SECTION 2.3.      JOINT AND SEVERAL LIABILITY ...................  35
         SECTION 2.4.      MAXIMUM LIABILITY .............................  36
         SECTION 2.5.      PAYMENT ON NOTES, ETC .........................  36
         SECTION 2.6.      PREPAYMENT ....................................  39
         SECTION 2.7.      FACILITY AND OTHER FEES .......................  41
         SECTION 2.8.      REDUCTION OF COMMITMENT .......................  41
         SECTION 2.9.      COMPUTATION OF INTEREST AND FEES ..............  42
         SECTION 2.10.     MANDATORY PAYMENT .............................  43
         SECTION 2.11.     CANADIAN REVOLVING CREDIT COMMITMENT ..........  44

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO EURODOLLAR
                   LOANS; INCREASED CAPITAL TAXES ........................  45
         SECTION 3.1.      RESERVES OR DEPOSIT REQUIREMENTS, ETC. ........  45
         SECTION 3.2.      TAX LAW, ETC. .................................  45
         SECTION 3.3.      FIXED RATE LOANS UNAVAILABLE OR
                           INTEREST RATE UNASCERTAINABLE .................  46
         SECTION 3.4.      INDEMNITY .....................................  47
         SECTION 3.5.      CHANGES IN LAW RENDERING FIXED RATE LOANS
                           UNLAWFUL ......................................  47
         SECTION 3.6.      FUNDING .......................................  47

ARTICLE IV.  CONDITIONS PRECEDENT ........................................  48
         SECTION 4.1.      NOTES .........................................  48
         SECTION 4.2.      GUARANTIES OF PAYMENT .........................  48
         SECTION 4.3.      U.S. BORROWER GUARANTY OF PAYMENT .............  48
         SECTION 4.4.      SECURITY AGREEMENT ............................  48
         SECTION 4.5.      COLLATERAL ASSIGNMENT .........................  49
         SECTION 4.6.      PLEDGE AGREEMENT ..............................  49
         SECTION 4.7       OFFICER'S CERTIFICATE, RESOLUTIONS,
                           ORGANIZATIONAL DOCUMENTS ......................  49
         SECTION 4.8.      LEGAL OPINIONS ................................  49
         SECTION 4.9.      GOOD STANDING CERTIFICATES ....................  49
         SECTION 4.10.     AGENT FEE LETTER; CLOSING AND LEGAL FEES ......  49

         SECTION 4.11.     FINANCING STATEMENTS AND LIEN SEARCHES ........  49
         SECTION 4.12.     EXISTING CREDIT AGREEMENTS ....................  50
         SECTION 4.13.     INDENTURE .....................................  50
         SECTION 4.14.     EVIDENCE OF REAL ESTATE FINANCING .............  50
         SECTION 4.15.     INSURANCE CERTIFICATES ........................  50
         SECTION 4.16.     INTEREST RATE PROTECTION ......................  50
         SECTION 4.17.     LANDLORDS' AND MORTGAGEES' WAIVERS ............  50
         SECTION 4.18.     COLLATERAL AUDIT AND EQUIPMENT APPRAISAL ......  51
         SECTION 4.19.     CASH COLLATERAL AND OTHER ACCOUNTS ............  51
         SECTION 4.20.     ASSIGNMENT OF LIFE INSURANCE POLICY ...........  51
         SECTION 4.21.     BORROWERS' CERTIFICATE ........................  51
         SECTION 4.22.     NO MATERIAL ADVERSE CHANGE ....................  51
         SECTION 4.23.     MISCELLANEOUS .................................  51

ARTICLE V. COVENANTS .....................................................  51
         SECTION 5.1.      INSURANCE .....................................  51
         SECTION 5.2.      MONEY OBLIGATIONS .............................  51
         SECTION 5.3.      FINANCIAL STATEMENTS ..........................  51
         SECTION 5.4.      FINANCIAL RECORDS .............................  54
         SECTION 5.5.      FRANCHISES ....................................  55
         SECTION 5.6.      ERISA COMPLIANCE ..............................  55
         SECTION 5.7.      FIXED CHARGE COVERAGE RATIO;
                           MINIMUM EXCESS AVAILABILITY ...................  55
         SECTION 5.8.      BORROWING .....................................  56
         SECTION 5.9.      LIENS .........................................  57
         SECTION 5.10.     REGULATIONS U and X ...........................  58
         SECTION 5.11.     INVESTMENTS AND LOANS .........................  58
         SECTION 5.12.     MERGER AND SALE OF ASSETS .....................  59
         SECTION 5.13.     ACQUISITIONS ..................................  60
         SECTION 5.14.     NOTICE ........................................  60
         SECTION 5.15.     ENVIRONMENTAL COMPLIANCE ......................  60
         SECTION 5.16.     AFFILIATE TRANSACTIONS ........................  60
         SECTION 5.17.     USE OF PROCEEDS ...............................  61
         SECTION 5.18.     CORPORATE NAMES ...............................  61
         SECTION 5.19.     AMENDMENT OF ORGANIZATIONAL DOCUMENTS .........  61
         SECTION 5.20.     CAPITAL DISTRIBUTIONS .........................  61
         SECTION 5.21.     INDENTURE PAYMENTS ............................  61
         SECTION 5.22.     SUBSIDIARIES CREATED, ACQUIRED OR HELD
                           SUBSEQUENT TO CLOSING DATE ....................  61

ARTICLE VI.  REPRESENTATIONS AND  WARRANTIES .............................  62
         SECTION 6.1.      CORPORATE EXISTENCE; FOREIGN
                           QUALIFICATIONAL; SUBSIDIARIES .................  62
         SECTION 6.2.      CORPORATE AUTHORITY ...........................  62
         SECTION 6.3.      COMPLIANCE WITH LAWS ..........................  63
         SECTION 6.4.      LITIGATION AND ADMINISTRATIVE PROCEEDINGS .....  63
         SECTION 6.5.      LOCATION ......................................  63
         SECTION 6.6.      TITLE OF ASSETS ...............................  64
         SECTION 6.7.      LIENS AND SECURITY INTERESTS ..................  64
         SECTION 6.8.      TAX RETURNS ...................................  64
         SECTION 6.9.      ENVIRONMENTAL LAWS ............................  64
         SECTION 6.10.     CONTINUED BUSINESS ............................  65
         SECTION 6.11.     EMPLOYEE BENEFITS PLANS .......................  65
         SECTION 6.12.     CONSENTS OR APPRAISALS ........................  66
         SECTION 6.13.     SOLVENCY ......................................  66
         SECTION 6.14.     FINANCIAL STATEMENTS ..........................  67
         SECTION 6.15.     REGULATIONS ...................................  67
         SECTION 6.16.     MATERIAL AGREEMENTS ...........................  67
         SECTION 6.17.     INTELLECTUAL PROPERTY .........................  67
         SECTION 6.18.     INSURANCE .....................................  68
         SECTION 6.19.     ACCURATE AND COMPLETE STATEMENTS ..............  68
         SECTION 6.20.     INDENTURE .....................................  68
         SECTION 6.21.     NEW CREDIT FACILITY ...........................  68
         SECTION 6.22.     YEAR 2000 COMPLIANCE ..........................  68
         SECTION 6.23.     DEFAULTS ......................................  68

ARTICLE VII.  EVENTS OF DEFAULT ..........................................  69
         SECTION 7.1.      PAYMENTS ......................................  69
         SECTION 7.2.      SPECIAL COVENANTS .............................  69
         SECTION 7.3.      OTHER COVENANTS ...............................  69
         SECTION 7.4.      REPRESENTATIONS AND WARRANTIES ................  69
         SECTION 7.5.      CROSS DEFAULT .................................  69
         SECTION 7.6.      ERISA DEFAULT .................................  69
         SECTION 7.7.      CHANGE IN CONTROL .............................  69
         SECTION 7.8.      MONEY JUDGMENT ................................  70
         SECTION 7.9.      MATERIAL ADVERSE CHANGE .......................  70
         SECTION 7.10.     VALIDITY OF LOAN DOCUMENTS ....................  70
         SECTION 7.11.     INDENTURE .....................................  70
         SECTION 7.12.     SOLVENCY ......................................  70

ARTICLE VIII.  REMEDIES UPON DEFAULT .....................................  71
         SECTION 8.1.      OPTIONAL DEFAULTS .............................  71
         SECTION 8.2.      AUTOMATIC DEFAULTS ............................  71

         SECTION 8.3.      LETTERS OF CREDIT .............................  71
         SECTION 8.4.      OFFSETS .......................................  71
         SECTION 8.5.      EQUALIZATION PROVISION ........................  72

ARTICLE IX.  THE AGENT ...................................................  74
         SECTION 9.1.      APPOINTMENT AND AUTHORIZATION .................  74
         SECTION 9.2.      NOTE HOLDERS ..................................  74
         SECTION 9.3.      CONSULTATION WITH COUNSEL .....................  74
         SECTION 9.4.      DOCUMENTS .....................................  74
         SECTION 9.5.      AGENT AND AFFILIATES ..........................  74
         SECTION 9.6.      KNOWLEDGE OF DEFAULT ..........................  74
         SECTION 9.7.      ACTION BY AGENT ...............................  74
         SECTION 9.8.      NOTICES, DEFAULT, ETC .........................  74
         SECTION 9.9.      INDEMNIFICATION OF AGENT ......................  74
         SECTION 9.10.     SUCCESSOR AGENT ...............................  74

ARTICLE X.  MISCELLANEOUS ................................................  74
         SECTION 10.1.     BANKS' INDEPENDENT INVESTIGATION ..............  74
         SECTION 10.2.     NO WAIVER; CUMULATIVE REMEDIES ................  76
         SECTION 10.3.     AMENDMENTS, CONSENTS ..........................  76
         SECTION 10.4.     NOTICES .......................................  77
         SECTION 10.5.     COSTS, EXPENSES AND TAXES .....................  77
         SECTION 10.6.     INDEMNIFICATION ...............................  77
         SECTION 10.7.     OBLIGATIONS SEVERAL; NO FIDUCIARY
                           OBLIGATIONS ...................................  78
         SECTION 10.8.     EXECUTION IN COUNTERPARTS .....................  79
         SECTION 10.9.     BINDING EFFECT; BORROWERS' ASSIGNMENT .........  79
         SECTION 10.10.    BANK ASSIGNMENTS/PARTICIPATIONS ...............  79
         SECTION 10.11.    SEVERABILITY OF PROVISIONS; CAPTIONS ..........  82
         SECTION 10.12.    ENTIRE AGREEMENT ..............................  82
         SECTION 10.13.    GOVERNING LAW; SUBMISSION TO JURISDICTION .....  82
         SECTION 10.14.    LEGAL REPRESENTATION OF PARTIES ...............  82
         SECTION 10.15.    NO CROSS COLLATERALIZATION ....................  82
         SECTION 10.14.    SEVERABILITY OF PROVISIONS; CAPTIONS ..........  82
         SECTION 10.15.    INVESTMENT PURPOSE ............................  82


                  SCHEDULE 1 .............................................  86
                  SCHEDULE 2 .............................................  87
                  EXHIBIT A ..............................................  88
                  EXHIBIT B ..............................................  90
                  EXHIBIT C ..............................................  92
                  EXHIBIT D ..............................................  95

                  EXHIBIT E ..............................................  97
                  EXHIBIT F ..............................................  99
                  EXHIBIT G .............................................. 100
                  EXHIBIT H .............................................. 101

         This CREDIT AGREEMENT (as it may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 21st day of May, 1999, among ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation, 32000 Aurora Road, Solon, Ohio 44139 ("U.S. Borrower"), and BALLASTRONIX INCORPORATED, a corporation organized under the laws of the Province of Nova Scotia, 10 Chandler Road, P. O. Box 250, Amherst, Nova Scotia B4H 3Z2, CANADIAN LIGHTING SYSTEMS HOLDING, INCORPORATED, a corporation organized under the laws of the Province of Nova Scotia, 10 Chandler Road, P.O. Box 250, Amherst, Nova Scotia B4H 3Z2 (collectively, "Canadian Borrowers", and individually, "Canadian Borrower"), PARRY POWER SYSTEMS LIMITED (Company No. 3341889), incorporated under the laws of England, whose registered office is situated at Victoria Mills Draycott, Derby DE72 3PW, England, VENTURE LIGHTING EUROPE LTD. (Company No. 2833448), incorporated under the laws of England, whose registered office is situated at Victoria Mills Draycott, Derby DE72 3PW, England (collectively, "UK Borrowers", and individually, "UK Borrower"; and together with U.S. Borrower and Canadian Borrowers, collectively, "Borrowers", and individually, "Borrower"), the financial institutions named in SCHEDULE 1 attached hereto and made a part hereof (collectively, "Banks", and individually, "Bank") and PNC BANK, NATIONAL ASSOCIATION, 2 PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222, as agent for the Banks under this Agreement ("Agent").


                                   WITNESSETH:

         WHEREAS, Borrowers and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share (based upon its Commitment Percentage or, in the case of an Equalization Event pursuant to the terms of Section 8.5 hereof, based upon its Equalization Percentage, as defined in Section 8.5 hereof) of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" shall mean the Agent Fee Letter from U.S. Borrower to Agent, dated as of the Closing Date.

         "Applicable Margin" shall mean:

         (a) for the period from the Closing Date until the Equity Event has occurred, (i) two hundred fifty (250) basis points for Revolving Loans, and (ii) three hundred (300) basis points for the Term Loan; and

         (b) commencing on the day that the Equity Event has occurred and thereafter, (i) two hundred twenty-five (225) basis points for Revolving Loans, and (ii) two hundred seventy-five (275) basis points for the Term Loan.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of EXHIBIT H hereof.

         "Assignment of Life Insurance Policy" shall mean the Assignment of Life Insurance Policy on the life of Wayne R. Hellman, in form and substance satisfactory to Agent and the Banks, executed and delivered on the Closing Date by U.S. Borrower, as the same may be from time to time amended, restated or otherwise modified.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a U.S. Base Rate Loan, Canadian Base Rate Loan or UK Base Rate Loan.

         "Borrowers' Certificate" shall mean a certificate, substantially in the form of EXHIBIT F hereof.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio; and (a) if the applicable Business Day relates to any Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market, or (b) if the applicable

Business Day relates to any Canadian Revolving Loan, on which banks are not required or authorized to close in Toronto, Ontario, Canada.

         "CAD Equivalent" shall mean the amount denominated in CAD, as of any date of determination, that could be purchased with the amount of Dollars at the most favorable spot exchange rate quoted by Agent at approximately 11:00 A.M. (Cleveland, Ohio time) on such date.

         "Canadian Affiliate" shall mean a financial institution organized under the laws of Canada, or a province or territory thereof.

         "Canadian Bank" or "Canadian Banks" shall mean, with respect to each Canadian Bank, collectively (a) a Bank that is designated as a Canadian Bank on
SCHEDULE 1 hereto (but that is organized under the laws of the United States, or a state thereof) (a "Designated Bank"), and (b) the Canadian Affiliate of such Designated Bank; provided that (i) any Canadian Revolving Loan made by such Canadian Bank or Canadian Letter of Credit issued by or participated in by such Canadian Bank shall be actually made, issued or participated in, as the case may be, by such Canadian Affiliate, (ii) any U.S. Revolving Loans or UK Revolving Loans made, or U.S. Letters of Credit or UK Letters of Credit issued by or participated in, by such Canadian Bank shall be actually made, issued or participated in, as the case may be, by such Designated Bank, and (iii) the Commitment Percentage and the Revolving Credit Commitment for such Canadian Bank shall each be deemed to apply to such Canadian Affiliate and Designated Bank collectively.

         "Canadian Base Rate" shall mean the per annum interest rate established from time to time by Canadian Correspondent Bank as Canadian Correspondent Bank's "prime rate" or similar index, whether or not such rate is publicly announced; the Canadian Base Rate may not be the lowest interest rate charged by Canadian Correspondent Bank for commercial or other extensions of credit. Each change in the Canadian Base Rate shall be effective immediately from and after such change.

         "Canadian Base Rate Loan" shall mean a Revolving Loan in Canadian Dollars described in subsection 3 of Section 2.1A hereof on which Canadian Borrowers shall pay interest at a rate based on the Canadian Base Rate.

         "Canadian Borrowing Base" shall mean an amount not in excess of the sum of the following: (a) eighty-five percent (85%) of the aggregate amount due and owing on Eligible Receivables of each Canadian Borrower, plus (b) the lesser of
(i) (A) fifty-five percent (55%) of Eligible Raw Materials of each Canadian Borrower, plus (B) sixty-five percent (65%) of the aggregate of the Eligible Inventory of each Canadian Borrower, or (ii) the CAD Equivalent, at any time of determination, of Three Million Dollars ($3,000,000); provided, however that the amount of the Canadian Borrowing Base may be increased or decreased by Agent and the Banks at any time and from time to time, in the exercise of their sole discretion and each Canadian Borrower consents to any such increases or decreases and acknowledges that decreasing the amount of the Canadian Borrowing Base or increasing the reserves may limit or restrict Canadian Revolving Loans requested by Canadian Borrowers.

         "Canadian Correspondent Bank" shall mean The Bank of Nova Scotia, or such other financial institution organized under the laws of Canada (or any province thereof) as may be designated by Agent from time to time.

         "Canadian Dollars" and "CAD" shall mean the lawful currency of Canada.

         "Canadian Domestic Rate" shall mean, for any Interest Period with respect to a Canadian Fixed Rate Loan, the per annum rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 10:00 A.M. (Cleveland, Ohio time) on the date of such Canadian Fixed Rate Loan, as provided by Reuters and designated as the "Bankers Acceptance Rate" in Schedule B on page CDMM (or any similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate for CAD deposits in immediately available funds with a maturity comparable to such Interest Period. In the event that such rate quotation is not available or determinable for any reason, then the rate shall be determined by Agent as of approximately 11:00 A.M. (Cleveland, Ohio time) on the date of such Canadian Fixed Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which CAD deposits in immediately available funds in an amount comparable to such Canadian Fixed Rate Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market.

         "Canadian Exposure" shall mean, at any time, the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Loans outstanding, and (b) the Canadian Letter of Credit Exposure.

         "Canadian Fixed Rate Loan" shall mean a Revolving Loan in Canadian Dollars described in subsection 3 of Section 2.1A hereof on which Canadian Borrowers shall pay interest at a rate based on the Canadian Domestic Rate.

         "Canadian Letter of Credit" shall mean any sight commercial documentary letter of credit or any standby letter of credit that shall be issued by a Fronting Bank for the benefit of a Canadian Borrower, including amendments thereto, if any, and shall have an expiration date no later than the earlier of
(a) one (1) year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period.

         "Canadian Letter of Credit Commitment" shall mean the commitment of the Fronting Bank, on behalf of the Canadian Banks, to issue Letters of Credit in an aggregate outstanding face amount which shall never exceed the CAD Equivalent (at any time of determination) of One Million Dollars ($1,000,000), during the Commitment Period, on the terms and conditions set forth in subsection 3(b) of
Section 2.1A hereof.

         "Canadian Letter of Credit Exposure" shall mean the Dollar Equivalent of the sum of (a) the aggregate undrawn face amount of all issued and outstanding Canadian Letters of Credit, and (b) the aggregate draws made on Canadian Letters of Credit that are not yet reimbursed by Canadian

Borrowers or converted to Canadian Revolving Loans pursuant to subsection 3(b) of Section 2.1A hereof.

         "Canadian Revolving Credit Commitment" shall mean the obligation hereunder of the Canadian Bank to make Canadian Revolving Loans and to participate in the issuance of Canadian Letters of Credit up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the CAD Equivalent, at any time of determination, of Six Million Dollars ($6,000,000), or (b) the Canadian Borrowing Base (or such lesser amount as shall be determined pursuant to Section 2.8 hereof).

         "Canadian Revolving Credit Note" shall mean any Canadian Revolving Credit Note executed and delivered pursuant to subsection 3 of Section 2.1A hereof.

         "Canadian Revolving Loan" shall mean a Canadian Base Rate Loan or Canadian Fixed Rate Loan.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

         "Capital Expenditures" shall mean, for any period, the amount of capital expenditures as determined on a Consolidated basis and in accordance with GAAP.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) in equity of such Person, whether outstanding on the Indenture Closing Date or the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "Cash Flow" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation and amortization that were deducted in determining Consolidated Net Income for such period, minus (c) Capital Expenditures for such period, minus (d) provisions for Taxes.

         "Change of Control" shall mean such time as:

         (a) (i)(A) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than thirty-five percent (35%) of the total voting power of the Voting Stock of U.S. Borrower on a fully diluted basis and (B) such ownership represents a greater percentage of the total voting power of the Voting Stock of U.S. Borrower, on a fully diluted basis, than may then be voted by the Existing Stockholders on such date; or (ii) individuals who on the Indenture Closing Date constituted the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by U.S. Borrower's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office;

         (b) the full time active employment of Wayne R. Hellman as chief executive officer of U.S. Borrower shall be voluntarily terminated by U.S. Borrower or Wayne R. Hellman (other than by reason of death or disability), unless a successor acceptable to the Required Banks shall have been appointed or elected and actually taken office within three (3) months following any such termination, in which case the name of such successor shall be substituted for the name of the individual he or she replaces for purposes of this clause (b);

         (c) the shareholders of U.S. Borrower approve (i) a merger or consolidation of U.S. Borrower with any other Person, other than a merger or consolidation that would result in the Voting Stock of U.S. Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than seventy-five percent (75%) of the combined voting power of the Voting Stock of U.S. Borrower or such surviving or resulting entity outstanding after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of U.S. Borrower (or similar transaction), other than any such transaction in which no Person or group (as hereinabove defined) not excepted from the provisions of clause (i) above acquires more than thirty-five (35%) of the voting power, on a fully diluted basis, of U.S. Borrower's then outstanding Voting Stock; or

         (d) the shareholders of U.S. Borrower approve a plan of complete liquidation of U.S. Borrower or an agreement or agreements for the sale or disposition by U.S. Borrower of all or substantially all of the assets of U.S. Borrower.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in form and substance satisfactory to Agent and the Banks, executed and delivered on or after the Closing Date by a Company, wherein such Company has granted to Agent, for the benefit of the applicable Banks, a security interest in and an assignment of all intellectual property owned by such Company, as the same may be from time to time amended, restated or otherwise modified.

         "Commitment" shall mean the obligation hereunder of the Banks to make Loans and participate in the issuance of Letters of Credit, pursuant to the Revolving Credit Commitments and the Term Loan Commitments up to the Total Commitment Amount, during the Commitment Period.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described in SCHEDULE 1 hereto.

         "Commitment Period" shall mean the period from the Closing Date to May 21, 2002, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Common Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Indenture Closing Date or the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

         "Company" shall mean a Borrower or a Subsidiary.

         "Companies" shall mean all Borrowers and all Subsidiaries.

         "Compliance Certificate" shall mean a certificate, substantially in the form of EXHIBIT G hereof.

         "Consolidated" shall mean the resultant consolidation of the financial statements of U.S. Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Net Income" shall mean for any period, the net income (or loss), without deduction for minority interests, of U.S. Borrower on a Consolidated basis for such period taken as a single accounting period and determined in conformity with GAAP, provided that there shall be excluded therefrom (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with U.S. Borrower or any of its Subsidiaries or on which its assets are acquired by U.S. Borrower or any of its Subsidiaries, and (b) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Customer" shall mean the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any Person that enters into or proposes to enter into any contract or other arrangement with a Person, pursuant to which such Person is to deliver any personal property or perform any services.

         "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrowers to Agent or the Banks pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the facility fees, other fees and any prepayment fees payable hereunder; and (d) all Indebtedness consisting of Related Expenses.

         "Default Rate" shall mean (a) with respect to Canadian Revolving Loans, a rate per annum equal to two percent (2%) in excess of the Canadian Base Rate from time to time in effect, and (b) in all other circumstances, a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

         "Derived Canadian Fixed Rate" shall mean a rate per annum equal to the sum of the Applicable Margin plus the Canadian Domestic Rate.

         "Derived Eurodollar Rate" shall mean a rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate.

         "Derived UK Fixed Rate" shall mean a rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate.

         "Designated Lending Office" shall mean (a) the office of Canadian Correspondent Bank with respect to Canadian Revolving Loans and other amounts payable in CAD, and (b) the main office of Agent with respect to all other Loans and amounts payable hereunder.

         "Disclosure Statement" shall mean the Disclosure Statement executed and delivered by Borrowers concurrently with the execution and delivery of this Agreement.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" of a Canadian Revolving Loan or any other amount stated in CAD shall mean the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 10:00 A.M. (Cleveland, Ohio time) on the date two (2) Business Days before the date of such determination, for the purchase of CAD with Dollars for delivery on the date of such determination. Agent shall notify each Canadian Borrower of the Dollar Equivalent of such Canadian Revolving Loan at the time that Dollar Equivalent is determined.

         "Domestic Subsidiary" shall mean a Subsidiary organized under the laws of a state of the United States (other than Ruud Australia LLC, a Wisconsin limited liability company, and Advanced Lighting Technologies, Australia Inc., an Ohio corporation).

         "Earnings Before Interest and Taxes" shall mean for any period the sum of (a) Consolidated Net Income (or loss) for such period (excluding extraordinary gains but not extraordinary losses), (b) Total Interest Expense, and (c) provisions for Taxes (to the extent such provisions for Taxes are greater than zero).

         "Eligible Inventory" shall mean all Inventory of a Company, other than Work-In-Process, valued at the lower of cost or market value, determined on a first-in-first-out method; provided that Eligible Inventory shall not include Inventory that (a) is in the possession of a bailee or third party or held by such Company or a third party on consignment unless waivers from such bailee or third party, and requisite filings, as may be required by Agent, have been obtained and made, (b) is in Agent's opinion, damaged, obsolete, slow moving or unmerchantable, (c) is not subject to a perfected, first priority security interest in favor of Agent for the benefit of the Banks, (d) does not conform to all material standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof, or (e) Agent shall deem ineligible based on such considerations as Agent may from time to time, in its sole discretion, deems appropriate; provided, however, that for purposes of determining the Canadian Borrowing Base, the UK Borrowing Base and the U.S. Borrowing Base, all raw materials shall be excluded from Eligible Inventory.

         "Eligible Raw Materials" shall mean a Company's raw materials to the extent the same would constitute Eligible Inventory but for the proviso contained therein, as classified in accordance with GAAP, but does not include any packaging materials or miscellaneous items.

         "Eligible Receivable" shall mean each Receivable of a Company arising in the ordinary course of such Company's business and which Agent, in its sole discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate, including, without limitation, whether the Receivable is subject to a perfected, first priority security interest and no other Lien, except as permitted pursuant to
Section 5.9 hereof, and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

         (a) it arises out of a sale made by such Company to an Affiliate of such Company or to a Person controlled by an Affiliate of such Company;

         (b) it is due or unpaid more than sixty (60) days after the due date, not to exceed ninety (90) days after the original invoice date;

         (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder; provided, that such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

         (d) any covenant, representation or warranty contained in this Agreement or in any other Loan Document with respect to such Receivable is inaccurate in any material respect or otherwise has been breached;

         (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws or the insolvency laws of any other country or jurisdiction (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy or insolvency laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         (f) (i) with respect to a Company located in the United States, the sale is to a Customer outside the continental United States or Canada, unless the sale is on letter of credit, guaranty or acceptance terms or otherwise insured, in each case acceptable to Agent, in its sole discretion, and (ii) with respect to a Company located in a jurisdiction outside of the United States, the sale is to a Customer (other than a Customer in the United States) outside such jurisdiction, unless the sale is on letter of credit, guaranty, acceptance terms or otherwise insured, in each case acceptable to Agent, in its sole discretion;

         (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (h) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

         (i) the Customer is (i) the United States, any state or any department, agency or instrumentality of any of them, unless the applicable Company assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 ET SEQ. and 41 U.S.C. Sub-Section 15 ET SEQ.) or has otherwise complied with other applicable statutes or ordinances, or (ii) any other government (or department, agency or instrumentality thereof), unless the applicable Company assigns its right to payment of such Receivable to Agent and provides to Agent a first priority perfected Lien, or otherwise evidences that Agent has a first priority perfected Lien, in such Receivable for the benefit of the Banks enforceable against the Customer; provided, at Agent's sole discretion, up to fifty percent (50%) of all Deposition Sciences, Inc. United States receivables outstanding as of the Closing Date may be included without compliance with the foregoing assignment provision;

         (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by such Company and accepted by the Customer or the Receivable otherwise does not represent a final sale;

         (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, and communicated to Borrowers, to the extent such Receivable exceeds such limit;

         (l) to the extent the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of such Company or the Receivable is contingent in any respect or for any reason; provided, at Agent's sole discretion, receivables of General Electric Company subject to offset, deduction, defease, dispute or counterclaim may be included in whole or in part without reduction;

         (m) such Company has made an agreement with the Customer for a deduction therefrom, but only to the amount of the deduction, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (n) any return, rejection or repossession of the merchandise has occurred;

         (o) such Receivable is not payable to such Company; or

         (p) such Receivable is not otherwise satisfactory to Agent as determined by Agent in the exercise of its sole discretion.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States or other jurisdiction or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "Equity Event" shall mean the date on which (a) U.S. Borrower shall have received the General Electric Equity and (b) the proceeds of the General Electric Equity shall have been applied to the repayment of the Debt pursuant to
Section 2.10 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean, as to U.S. Borrower or any U.S. Guarantor:
(a) the existence of any condition or event with respect to an Plan that presents a risk of the imposition of an excise tax or any other material liability on a Company or of the imposition of a Lien on any material portion of the assets of a Company; (b) a Controlled Group member has engaged in a nonexempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in material liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA
Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA
Section 4241; (g) a Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or a Plan fails to satisfy any requirements of law applicable to a Plan; (j) a material claim, action, suit, audit or investigation is pending or threatened with respect to a Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any material liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET. SEQ. or Code Section 4980B.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any Eurodollar Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extension of credit or other assets that include the Eurodollar Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

         "Eurodollar Loan" shall mean a Loan described in Section 2.1 hereof on which U.S. Borrower shall pay interest at a rate based on the Eurodollar Rate.

         "Eurodollar Rate" shall mean, for any Interest Period with respect to a Eurodollar Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as provided by Telerate Service, Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market) for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, DIVIDED BY
(b) a number equal to 1.00 MINUS the Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which Dollar deposits in immediately available funds in an amount comparable to such Eurodollar Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Excess Cash Flow" shall mean, on an annual basis as provided in
Section 2.10(f) hereof, on a Consolidated basis, Cash Flow less the sum of (a) interest paid for such period, (b) scheduled maturities of Long-Term Indebtedness for such period, (c) unfinanced Capital Expenditures for such period, and (d) Taxes paid for such period.

         "Existing Stockholders" shall mean (a) Wayne R. Hellman, (b) any trust to the extent that any member of Wayne R. Hellman's family has "beneficial" (as defined in Rule 13d-3 under the Exchange Act) ownership of the res thereof, and
(c) any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes parties specified in clauses (a) or (b) above if such parties "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) Voting Stock representing a majority of the voting power of the Voting Stock owned by such group.

         "Facility Fee Rate" shall mean three-eighths of one percent (3/8%).

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer.

         "Fixed Charge Coverage Ratio" shall mean, for any period, on a Consolidated basis, the ratio of (a) Cash Flow to (b) Senior Debt Payments for such period.

         "Fixed Rate Loan" shall mean a Eurodollar Loan, a Canadian Fixed Rate Loan or a UK Fixed Rate Loan.

         "Foreign Subsidiary" shall mean Ballastronix Incorporated, Parry Power Systems Ltd. and any other Subsidiary of any Company incorporated or organized, as the case may be, outside of the United States.

         "Fronting Bank" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent is unable to issue a Letter of Credit, such other Bank as shall agree to issue the Letter of Credit in its own name, but on behalf of the Banks (or, with respect to a Canadian Letter of Credit, on behalf of the Canadian Banks).

         "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, which shall include the promulgated standards thereof by the Financial Accounting Standards Board, applied by U.S. Borrower on a consistent basis.

         "General Electric Equity" shall mean the proceeds of the sale of all outstanding shares of U.S. Borrower's proposed Series A Preferred Stock to General Electric Company for an aggregate purchase price of at least Twenty Million Five Hundred Thousand Dollars ($20,500,000), less reasonable transaction expenses, a listing of which shall be provided to Agent, together with the issuance, and exercise, if any, of warrants to purchase an additional 1,000,000 shares of U.S. Borrower's Common Stock.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean each U.S. Guarantor, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

         "Guaranty of Payment" shall mean a Guaranty of Payment, Deed of Guaranty and Indemnity Agreement or other similar document or instrument, in form and substance satisfactory to Agent and the Banks, executed and delivered on or after the Closing Date by U.S. Borrower or a Guarantor of Payment, as the same may be from time to time amended, restated or otherwise modified.

         "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Borrower with Agent or any of the Banks in connection with the obligations incurred under this Agreement.

         "Indebtedness" shall mean (without duplication), for any Company (excluding in all cases trade payables and accrued expenses, in each case arising in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed,
(b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases,
(f) all capitalized leases in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Indenture" shall mean that certain Indenture between Advanced Lighting Technologies, Inc., as issuer, and The Bank of New York, as trustee, dated as of March 18, 1998, as amended and as the same may, with the prior written consent of Agent which shall not be unreasonably withheld, from time to time be further amended, restated, supplemented or otherwise modified.

         "Indenture Closing Date" shall mean March 18, 1998.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean:

         (a) with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by U.S. Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by U.S. Borrower pursuant to the provisions hereof. The duration of each Interest Period for any Eurodollar Loan shall be one (1) month, two (2) months, or three (3) months, in each case as U.S. Borrower may select upon notice, as set forth in
Section 2.2 hereof, provided that (i) if U.S. Borrower fails to so select the duration of any Interest Period, U.S. Borrower shall be deemed to have converted such Eurodollar Loan to a U.S. Base Rate Loan at the end of the then current Interest Period; and (ii) U.S. Borrower may not select any Interest Period for a Eurodollar Loan that ends after any date when principal is due on such Eurodollar Loan;

         (b) with respect to any Canadian Fixed Rate Loan, the period commencing on the date such Canadian Fixed Rate Loan is made and ending on the last day of such period, as selected by Canadian Borrowers pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Canadian Borrowers pursuant to the provisions hereof. The duration of each Interest Period for a Canadian Fixed Rate Loan shall be one (1) month, two (2) months or three (3) months, in each case as Canadian Borrowers may select upon notice, as set forth in Section 2.2 hereof, and further provided that: (i) if Canadian Borrowers fail to so select the duration of any Interest Period with respect to a Canadian Fixed Rate Loan, Canadian Borrowers shall be deemed to have converted such Canadian Fixed Rate Loan to a Canadian Base Rate Loan at the end of the then current Interest Period, and (ii) Canadian Borrowers may not select any Interest Period for a Canadian Fixed Rate Loan that ends after any date when principal is due on such Canadian Fixed Rate Loan; and

         (c) with respect to any UK Fixed Rate Loan, the period commencing on the date such UK Fixed Rate Loan is made and ending on the last day of such period, as selected by UK Borrowers pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by UK Borrowers pursuant to the provisions hereof. The duration of each Interest Period for a UK Fixed Rate Loan shall be one (1) month, two (2) months or three
(3) months, in each case as UK Borrowers may select upon notice, as set forth in
Section 2.2 hereof, and further provided that: (i) if UK Borrowers fail to so select the duration of any Interest Period with respect to a UK Fixed Rate Loan, UK Borrowers shall be deemed to have converted such UK Fixed Rate Loan to a UK Base Rate Loan at the end of the then current Interest Period, and (ii) UK Borrowers may not select any Interest Period for a UK Fixed Rate Loan that ends after any date when principal is due on such UK Fixed Rate Loan.

         "Inventory" shall mean, with respect to any Person, all of such Person's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description, which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

         "Letter of Credit" shall mean any U.S. Letter of Credit, Canadian Letter of Credit or UK Letter of Credit.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit extended to Borrowers by the Banks in accordance with Section 2.1A or B hereof.

         "Loan Documents" shall mean this Agreement, the Agent Fee Letter, each of the Notes, each of the Guaranties of Payment, each Security Document, all documentation relating to each Letter of Credit and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Long-Term Indebtedness" shall mean Indebtedness of the Companies that, in accordance with GAAP, would be classified upon the balance sheet of the Companies as long-term liabilities.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of any Company other than a Borrower that
(i) has assets at such time comprising five percent (5%) or more of the Consolidated assets of U.S. Borrower and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such Company had been a Subsidiary for the entire fiscal year), represent five percent (5%) or more of the Consolidated earnings before interest, taxes, depreciation and amortization of U.S. Borrower and its Subsidiaries for such fiscal year, or (c) the business, operations, property, condition (financial or otherwise) or prospects of U.S. Borrower and its Subsidiaries taken as a whole.

         "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
SCHEDULE 1 hereto.

         "Maximum Revolving Credit Commitment Amount" shall mean Fifty Million Dollars ($50,000,000) (or such lesser amount as shall be determined pursuant to Section 2.8 hereof).

         "Maximum Term Loan Commitment Amount" shall mean Twenty Five Million Dollars ($25,000,000).

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Note" shall mean any Revolving Credit Note, any Canadian Revolving Credit Note, any UK Revolving Credit Note or any Term Note, or any other note delivered pursuant to this Agreement.

         "Notice of Loan" shall mean a Notice of Loan in the form of EXHIBIT E hereof.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean a Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Disposition" shall mean the sale, lease, transfer or other disposition of assets by any Borrower or any Subsidiary to any Person (other than, for purposes of this definition, to a Borrower or a Guarantor of Payment) other than in the ordinary course of business so long as the aggregate amount of all such assets sold, leased, transferred or otherwise disposed of by all Borrowers and Subsidiaries does not exceed One Million Dollars ($1,000,000) during any fiscal year of U.S. Borrower.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Plan" shall mean (a) an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan, (b) any pension, employee benefit or welfare plan governed by Canadian or provincial laws or regulations, including, without limitation, any such plan under the Pension Benefit Act Nova Scotia and plans administered pursuant to applicable provincial health tax, workers' compensation and unemployment insurance legislation, or (c) any such plan subject to requirements under the laws of the United Kingdom similar to those referenced in
(a) or (b) above.

         "Pledge Agreement" shall mean a Pledge Agreement or Charge over Shares, in form and substance satisfactory to Agent and the Banks, executed and delivered to Agent and the Banks by a Company, on or after the Closing Date, as the same may be from time to time amended, restated or otherwise modified.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Indenture Closing Date or the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Receivable" shall mean an account, contract right, instrument, document, chattel paper, general intangible relating to accounts, drafts and acceptances, and all other forms of obligations owing to a Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created.

         "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Agent or the Banks in any attempt by Agent or the Required Banks: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Related Writing; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of any Borrower or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

         "Related Writing" shall mean the Loan Documents and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrowers, any Subsidiary or any Obligor, or any of their respective officers, to Agent or the Banks pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Required Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of Dollars outstanding under the Notes.

         "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period (but, with respect to the Canadian Revolving Credit Commitment, subject to the provisions of Section 2.11 hereof), of (a) each Bank to participate in the making of U.S.

Revolving Loans pursuant to the U.S. Revolving Credit Commitment up to an aggregate amount set forth opposite such Bank's name under the column headed "Revolving Commitment Amount" as set forth on SCHEDULE 1 hereto, (b) each Canadian Bank to participate in the making of Canadian Revolving Loans and the issuance of Canadian Letters of Credit pursuant to the Canadian Revolving Credit Commitment up to an aggregate amount set forth opposite such Canadian Bank's name under the column headed "Canadian Revolving Credit Commitment Amount" as set forth on SCHEDULE 1 hereto, (c) each Bank to participate in the making of UK Revolving Loans and the issuance of UK Letters of Credit pursuant to the UK Revolving Credit Commitment up to an aggregate amount set forth opposite such Bank's name under the column headed "UK Revolving Credit Commitment Amount" as set forth on SCHEDULE 1 hereto, and (d) each Bank to participate in the issuance of U.S. Letters of Credit pursuant to the U.S. Letter of Credit Commitment

         "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the U.S. Revolving Exposure, (b) the UK Exposure, (c) the Canadian Exposure, and (d) the U.S. Letter of Credit Exposure.

         "Revolving Credit Note" shall mean any Revolving Credit Note executed and delivered pursuant to subsection 1 of Section 2.1A hereof.

         "Revolving Loan" shall mean a U.S. Revolving Loan, a Canadian Revolving Loan or a UK Revolving Loan granted to a Borrower by the appropriate Banks in accordance with Section 2.1A hereof.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Security Agreement" shall mean a Security Agreement, mortgage debenture or other similar document or instrument, in form and substance satisfactory to Agent and the Banks, executed and delivered by a Company to Agent on behalf of the Banks, on or after the Closing Date, as the same may be from time to time amended, restated or otherwise modified.

         "Security Documents" shall mean each of the Security Agreements, each of the Pledge Agreements, each of the Collateral Assignment and Security Agreements, the Assignment of Life Insurance Policy, each U.C.C. financing statement or similar filing as to the United Kingdom or Canada executed in connection herewith, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Senior Debt Payments" shall mean, for any period, on a Consolidated basis, (a) Total Interest Expense, plus (b) an amount equal to the payments due in accordance with the scheduled maturities of principal on the Term Loan, plus
(c) all cash paid with respect to any other Indebtedness, less (d) the payment to Unison Fiber Optic Lighting Systems, LLC to the extent reserved against availability under the Revolving Credit Commitment.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "Subsidiary" shall mean (a) a corporation more than fifty percent (50%) of the Voting Stock (or voting power of all outstanding Voting Stock) of which is owned, directly or indirectly, by U.S. Borrower or by one or more other subsidiaries of U.S. Borrower or by U.S. Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which U.S. Borrower, one or more other subsidiaries of U.S. Borrower, or U.S. Borrower and one or more subsidiaries of U.S. Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which U.S. Borrower, one or more other subsidiaries of U.S. Borrower or U.S. Borrower and one or more subsidiaries of U.S. Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereto.

         "Taxes" shall mean all federal, state and local income taxes.

         "Term Loan" shall mean the Loan granted to U.S. Borrower by the Banks in accordance with Section 2.1B hereof.

         "Term Loan Commitment" shall mean the obligation hereunder of each Bank to participate in the making of the Term Loan, up to the amount set forth opposite such Bank's name under the column headed "Term Loan Commitment Amount" as set forth on SCHEDULE 1 hereto.

         "Term Note" shall mean the Term Notes executed and delivered pursuant to Section 2.1B hereof.

         "Total Commitment Amount" shall mean the principal amount of Seventy-Five Million Dollars ($75,000,000) (or such lesser amount as shall be determined pursuant to Section 2.8 hereof).

         "Total Interest Expense" shall mean, for any period, (a) total interest expense (including that which is attributable to capitalized leases, in accordance with GAAP) of U.S. Borrower on a Consolidated basis with respect to all outstanding Indebtedness of U.S. Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP, minus (b) gross interest income of U.S. Borrower on a Consolidated basis, all as determined in accordance with GAAP.

         "Total Unused Credit Availability" shall mean, at any time, the difference between (a) the sum of (i) the amount of the Revolving Credit Commitment, (ii) the amount of the Dollar Equivalent of the Canadian Revolving Credit Commitment and (iii) the amount of the UK Revolving Credit Commitment, minus (b) the Revolving Credit Exposure.

         "UK Base Rate Loan" shall mean a Revolving Loan described in subsection 2 of Section 2.1A hereof on which UK Borrowers shall pay interest at a rate based on the Base Rate.

         "UK Borrowing Base" shall mean an amount not in excess of the sum of the following: (a) eighty-five percent (85%) of the aggregate amount due and owing on Eligible Receivables of each UK Borrower, plus (b) the lesser of (i)
(A) fifty-five percent (55%) of Eligible Raw Materials of each UK Borrower, plus
(B) sixty-five percent (65%) of the aggregate of the Eligible Inventory of each UK Borrower, or (ii) Three Million Dollars ($3,000,000); provided, however, that the amount of the UK Borrowing Base may be increased or decreased by Agent and the Banks at any time and from time to time, in the exercise of their sole discretion and each UK Borrower consents to any such increases or decreases and acknowledges that decreasing the amount of the UK Borrowing Base or increasing the reserves may limit or restrict UK Revolving Loans requested by UK Borrowers.

         "UK Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all UK Revolving Loans outstanding, and (b) the UK Letter of Credit Exposure.

         "UK Fixed Rate Loan" shall mean a Revolving Loan described in subsection 2 of Section 2.1A hereof on which UK Borrowers shall pay interest at a rate based on the Eurodollar Rate.

         "UK Letter of Credit" shall mean any sight commercial documentary letter of credit or any standby letter of credit that shall be issued by a Fronting Bank for the benefit of a UK Borrower, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one (1) year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period.

         "UK Letter of Credit Commitment" shall mean the commitment of the Fronting Bank, on behalf of the Banks, to issue Letters of Credit in an aggregate outstanding face amount of up to One Million Dollars ($1,000,000), during the Commitment Period, on the terms and conditions set forth in subsection 2(b) of Section 2.1A hereof.

         "UK Letter of Credit Exposure" shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding UK Letters of Credit, and (b) the aggregate draws made on UK Letters of Credit that are not yet reimbursed by UK Borrowers or converted to UK Revolving Loans pursuant to subsection 2(b) of
Section 2.1A hereof.

         "UK Revolving Credit Commitment" shall mean the obligation hereunder of the Banks to make UK Revolving Loans and to participate in the making of UK Letters of Credit up to an aggregate principal amount outstanding at any time equal to the lesser of (a) Six Million Dollars ($6,000,000), or (b) the UK Borrowing Base (or such lesser amount as shall be determined pursuant to Section
2.8 hereof).

         "UK Revolving Credit Note" shall mean any UK Revolving Credit Note executed and delivered pursuant to subsection 2 of Section 2.1A hereof.

         "UK Revolving Loan" shall mean a UK Base Rate Loan or UK Fixed Rate
Loan.

         "Unmatured Event of Default" shall mean an event or condition that constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

         "U.S. Base Rate Loan" shall mean a Loan described in subsection 1 of
Section 2.1A hereof on which U.S. Borrower shall pay interest at a rate based on the Base Rate.

         "U.S. Borrowing Base" shall mean an amount not in excess of the sum of the following: (a) eighty-five percent (85%) of the aggregate amount due and owing on Eligible Receivables of U.S. Borrower and each U.S. Guarantor, plus (b) the lesser of (i) (A) fifty-five percent (55%) of Eligible Raw Materials of U.S. Borrower and each U.S. Guarantor, plus (B) sixty-five percent (65%) of the aggregate of the cost or market value (whichever is lower) of the Eligible Inventory of U.S. Borrower and each U.S. Guarantor, or (ii) Twenty-Five Million Dollars ($25,000,000); provided, however that the amount of the U.S. Borrowing Base may be increased or decreased by Agent and the Banks at any time and from time to time, in the exercise of their reasonable discretion and U.S. Borrower consents to any such increases or decreases and acknowledges that decreasing the amount of the U.S. Borrowing Base or increasing the reserves may limit or restrict U.S. Revolving Loans requested by U.S. Borrower.

         "U.S. Guarantor" shall mean each of the Companies listed on SCHEDULE 2 hereto and each other Domestic Subsidiary that shall execute and deliver a Guaranty of Payment on or after the Closing Date.

         "U.S. Letter of Credit" shall mean any sight commercial documentary letter of credit or any standby letter of credit that shall be issued by a Fronting Bank for the benefit of U.S. Borrower or a U.S. Guarantor, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one (1) year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period.

         "U.S. Letter of Credit Commitment" shall mean the commitment of the Fronting Bank, on behalf of the Banks, to issue U.S. Letters of Credit in an aggregate outstanding face amount of up to Three Million Dollars ($3,000,000), during the Commitment Period, on the terms and conditions set forth in subsection 4 of Section 2.1A hereof.

         "U.S. Letter of Credit Exposure" shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding U.S. Letters of Credit, and (b) the aggregate draws made on U.S. Letters of Credit that are not yet reimbursed by U.S. Borrower or converted to U.S. Revolving Loans pursuant to subsection 4 of Section 2.1A hereof.

         "U.S. Revolving Credit Commitment" shall mean the obligation hereunder of the Banks to make U.S. Revolving Loans up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Maximum Revolving Credit Commitment Amount, or (b) the U.S. Borrowing Base (or such lesser amount as shall be determined pursuant to Section 2.8 hereof).

         "U.S. Revolving Exposure" shall mean, at any time, the aggregate principal amount of all U.S. Revolving Loans outstanding.

         "U.S. Revolving Loan" shall mean a U.S. Base Rate Loan or Eurodollar Loan.

         "Voting Stock" shall mean with respect to any Person, Capital Stock of any class or kind having the power to vote for the election of directors, managers or other voting members of the governing body of such Person (not including, however, any Capital Stock having such right to vote only upon the happening of certain events under limited circumstances).

         "Welfare Plan" shall mean a Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Work-In-Process" shall mean that portion of Inventory comprised of products and/or goods being manufactured and/or assembled by a Person but not yet completed.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

         The use of the term "sole discretion" or "sole opinion" herein shall mean the exercise of discretion other than in an arbitrary or capricious manner.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank shall participate to the extent hereinafter provided in making Loans to and issuing Letters of Credit at the request of Borrowers in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement (including, in respect of any amount in CAD, the Dollar Equivalent thereof at any date of determination) be in excess of the Total Commitment Amount.

         Each Bank, for itself and not one for any other, agrees to participate in U.S. Revolving Loans and UK Revolving Loans made and U.S. Letters of Credit and UK Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any U.S. Revolving Loan or UK Revolving Loan, or issuance of a U.S. Letter of Credit or UK Letter of

Credit, the aggregate principal amount then outstanding on the Notes issued to such Bank, when combined with such Bank's pro rata share of the U.S. Letter of Credit Exposure and UK Letter of Credit Exposure, and, with respect to the Canadian Banks, the Canadian Exposure, shall not be in excess of the Maximum Amount for such Bank, and (b) such aggregate principal amount outstanding on the Notes issued to such Bank (other than the Canadian Banks) shall represent that percentage of the aggregate principal amount then outstanding on all Notes (other than the Canadian Revolving Credit Note) held by all Banks (including the Notes held by such Bank) which is such Bank's Commitment Percentage.

         Each Canadian Bank, for itself and not one for any other, agrees, during the Commitment Period, to participate in making Canadian Revolving Loans to and issuing Canadian Letters of Credit for the benefit of Canadian Borrowers in such amount as Canadian Borrowers shall request pursuant to the Canadian Revolving Credit Commitment, on the terms and conditions set forth below.

         Each borrowing (other than Canadian Revolving Loans) from the Banks hereunder shall be made pro rata according to the Banks' respective Commitment Percentages; each borrowing of Canadian Revolving Loans shall be made solely by the Canadian Banks, pro rata according to the Canadian Banks' respective Commitment Percentage with respect to Canadian Revolving Loans. The Loans may be made as Revolving Loans and as a Term Loan, and Letters of Credit may be issued, as follows:

         A.       Revolving Credit.

         1.       U.S. Revolving Loans.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a U.S. Revolving Loan or U.S. Revolving Loans to U.S. Borrower in such amount or amounts as U.S. Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Revolving Credit Commitments, when such U.S. Revolving Loans are combined with the Revolving Credit Exposure. U.S. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow U.S. Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) U.S. Base Rate Loans, or
(b) Eurodollar Loans.

         U.S. Borrower shall pay interest on the unpaid principal amount of U.S. Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such U.S. Base Rate Loans shall be payable, commencing June 1, 1999, and on the 1st day of each succeeding month thereafter, and at the maturity thereof.

         U.S. Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, from the date thereof until paid, at the Derived Eurodollar Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such Eurodollar Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of U.S. Borrower, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall convert U.S. Base Rate Loans to Eurodollar Loans at any time and shall convert Eurodollar Loans to U.S. Base Rate Loans on any Interest Adjustment Date.

         The obligation of U.S. Borrower to repay the U.S. Base Rate Loans and the Eurodollar Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of U.S. Borrower in the form of EXHIBIT A hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, U.S. Borrower shall be entitled under this subsection 1 of Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         2.       UK Credit Facility.

         (a)      UK Revolving Loans.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a UK Revolving Loan or UK Revolving Loans to UK Borrowers in such amount or amounts as UK Borrowers may from time to time request. UK Borrowers shall not request a UK Revolving Loan (and the Banks shall not be obligated to make a UK Revolving Loan) if, after giving effect thereto, (i) the UK Exposure would exceed the amount of the UK Revolving Credit Commitment, or (ii) the sum of (A) the UK Exposure, (B) the U.S. Revolving Exposure, (C) the Canadian Exposure and (D) the U.S. Letter of Credit Exposure would exceed the aggregate amount of the Revolving Credit Commitments.

                  UK Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow UK Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of
         (i) UK Base Rate Loans, or (ii) UK Fixed Rate Loans.

                  UK Borrowers shall pay interest on the unpaid principal amount of UK Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such UK Base Rate Loans shall be payable, commencing June 1, 1999, and on the 1st day of each succeeding month thereafter, and at the maturity thereof.

                  UK Borrowers shall pay interest on the unpaid principal amount of each UK Fixed Rate Loan outstanding from time to time, from the date thereof until paid, at the Derived UK Fixed Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such UK Fixed Rate Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

                  At the request of UK Borrowers, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall convert UK Base Rate Loans to UK Fixed Rate Loans at any time and shall convert UK Fixed Rate Loans to UK Base Rate Loans on any Interest Adjustment Date.

                  The obligation of UK Borrowers to repay the UK Base Rate Loans and the UK Fixed Rate Loans made by each Bank and to pay interest thereon shall be evidenced by a UK Revolving Credit Note of UK Borrowers in the form of EXHIBIT B hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its UK Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of UK Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, UK Borrowers shall be entitled under this subsection 2 of Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         (b)      UK Letters of Credit.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent (or such other Bank as shall agree to be the Fronting Bank) shall, in its own name, but only as Agent for the Banks, issue such UK Letters of Credit for the account of a UK Borrower, as such UK Borrower may from time to time request. No UK Borrower shall request any UK Letter of Credit (and neither Agent nor any Fronting Bank shall be obligated to issue any UK Letter of Credit) if, after giving effect thereto, (i) the UK Letter of Credit Exposure would exceed the UK Letter of Credit Commitment, (ii) the UK Exposure would exceed the amount of the UK Revolving Credit Commitment, or (iii) the sum of (A) the UK Exposure, (B) the U.S. Revolving Exposure, (C) the Canadian Exposure and (D) the U.S. Letter of Credit Exposure would exceed the aggregate amount of the Revolving Credit Commitments. The issuance of each UK Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the UK Letter of Credit to the extent of that Bank's Commitment Percentage.

                  Each request for a UK Letter of Credit shall be delivered to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the UK Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) and shall specify the face amount thereof, whether such UK Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, the UK Borrower for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Bank notice of each such request for a UK Letter of Credit.

                  In respect of each UK Letter of Credit and the drafts thereunder, if any, issued for the account of a UK Borrower, UK Borrowers agree (i) to pay to Agent, for the pro rata benefit of the Banks, (A) with respect to each UK Letter of Credit that is a standby letter of credit, a commission based upon the face amount of the UK Letter of Credit, which shall be paid quarterly in arrears, on the first day of each July, October, January and April, at a rate per annum equal to (1) the then current Applicable Margin for UK Fixed Rate Loans (i.e. the Applicable Margin for UK Fixed Rate Loans in effect on the date such UK Letter of Credit is issued and, as to each quarterly payment thereafter, the Applicable Margin for UK Fixed Rate Loans in effect on the date of such quarterly payment), times (2) the average undrawn face amount of such UK Letter of Credit during such fiscal quarter, and (B) with respect to each UK Letter of Credit that is a commercial documentary letter of credit, a non-refundable commission based upon the face amount of the UK Letter of Credit, which shall be paid on the date that any draw is made on a UK Letter of Credit, in an amount equal to (1) the then current Applicable Margin for UK Fixed Rate Loans, times (2) the amount drawn under the UK Letter of Credit;
         (ii) to pay to Agent, for the sole account of the Fronting Bank, an additional UK Letter of Credit fee, which shall be paid on each date that such UK Letter of Credit is issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such UK Letter of Credit; and (iii) to pay to Agent for the sole account of the Fronting Bank, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Bank under its fee schedule as in effect from time to time.

                  Whenever a UK Letter of Credit is drawn, UK Borrowers shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn is not reimbursed by UK Borrowers within one (1) Business Day of the drawing of such UK Letter of Credit, at the sole option of Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent), UK Borrowers shall be deemed to have requested a UK Revolving Loan, subject to the provisions of subsection 2(a) of
         Section 2.1A in the amount drawn. Such UK Revolving Loan shall be evidenced by the UK Revolving Credit Notes. Each Bank agrees to make a UK Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that its obligation to make a UK Revolving Loan pursuant to subsection 2(a) of
         Section 2.lA when required by this subsection 2(b) of Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of the Fronting Bank, of the proceeds of such UK Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's UK Revolving Credit Commitment shall have been reduced or terminated. UK Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this subsection 2(b) of Section 2.1A to reimburse, in full, the Fronting Bank for the amount drawn on such Letter of Credit. Each such UK Revolving Loan shall be deemed to be a UK Base Rate Loan unless otherwise requested by and available to UK Borrowers hereunder. Each Bank is hereby authorized to record on its records relating to its UK Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the UK Letters of Credit.

         3.       Canadian Credit Facility.

         (a)      Canadian Revolving Loans.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period (but subject to Section 2.11 hereof), the Canadian Banks shall make a Canadian Revolving Loan or Canadian Revolving Loans to Canadian Borrowers in such amount or amounts as, Canadian Borrowers may from time to time request. Canadian Borrowers shall not request a Canadian Revolving Loan (and the Canadian Banks shall not be obligated to make a Canadian Revolving Loan) if, after giving effect thereto, (a) the Canadian Exposure would exceed the Dollar Equivalent of the Canadian Revolving Credit Commitment, or (b) the sum of (i) the UK Exposure, (ii) the U.S. Revolving Exposure, (iii) the Canadian Exposure and (iv) the U.S. Letter of Credit Exposure would exceed the aggregate amount of the Revolving Credit Commitments.

                  Canadian Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Canadian Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Canadian Base Rate Loans, or (b) Canadian Fixed Rate Loans.

                  Canadian Borrowers shall pay interest in CAD on the unpaid principal amount of Canadian Base Rate Loans outstanding from time to time from the date thereof until paid at the Canadian Base Rate from time to time in effect. Interest on such Canadian Base Rate Loans shall be payable, commencing June 1, 1999, and on the 1st day of each succeeding month thereafter, and at the maturity thereof.

                  Canadian Borrowers shall pay interest in CAD on the unpaid principal amount of each Canadian Fixed Rate Loan outstanding from time to time, from the date thereof until paid, at the Derived Canadian Fixed Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such Canadian Fixed Rate Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

                  At the request of Canadian Borrowers, subject to the notice and other provisions of Section 2.2 hereof, the Canadian Banks shall convert Canadian Base Rate Loans to Canadian Fixed Rate Loans at any time and shall convert Canadian Fixed Rate Loans to Canadian Base Rate Loans on any Interest Adjustment Date.

                  The obligation of Canadian Borrowers to repay the Canadian Base Rate Loans and the Canadian Fixed Rate Loans made by each Canadian Bank and to pay interest thereon shall be evidenced by a Canadian Revolving Credit Note of Canadian Borrowers in the form of EXHIBIT C hereto, dated the Closing Date, and payable to the order of such Canadian Bank in the principal amount (as determined, originally, on the Closing Date and as may be further determined in accordance with the next sentence) of its pro rata share of the Canadian

         Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Canadian Revolving Loans made hereunder by such Canadian Bank. If, in the sole opinion of Agent, the amount of the Canadian Revolving Credit Commitment changes significantly after the Closing Date as a result of currency fluctuations since the Closing Date, the Canadian Borrowers shall, upon request of Agent, whenever made, execute new Canadian Revolving Credit Notes in the then amount of each Bank's pro rata share of the Canadian Revolving Credit Commitment. The Canadian Bank shall not be obligated to make Canadian Revolving Loans upon the receipt of a borrowing request if the Canadian Exposure would then exceed the Dollar Equivalent, as determined on the date of such request, of the aggregate face amounts of the Canadian Revolving Credit Notes.

                  Subject to the provisions of this Agreement, Canadian Borrowers shall be entitled under this subsection 3 of Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         (b)      Canadian Letters of Credit.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period, such Canadian Bank as shall agree to be the Fronting Bank for such Canadian Letter of Credit shall, in its own name, but only as agent for the Canadian Banks, issue such Canadian Letters of Credit for the account of a Canadian Borrower, as such Canadian Borrower may from time to time request. No Canadian Borrower shall request any Canadian Letter of Credit (and no Fronting Bank shall be obligated to issue any Canadian Letter of Credit) if, after giving effect thereto, (i) the Canadian Letter of Credit Exposure would exceed the Dollar Equivalent, as determined at the time of the request, of the Canadian Letter of Credit Commitment, (ii) the Canadian Exposure would exceed the Dollar Equivalent, as determined at the time of the request, of the amount of the Canadian Revolving Credit Commitment, or (iii) the sum of (A) the Canadian Exposure, (B) the U.S. Revolving Exposure, (C) the UK Exposure and (D) the U.S. Letter of Credit Exposure would exceed the aggregate amount of the Revolving Credit Commitments. The issuance of each Letter of Credit shall confer upon each Canadian Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Canadian Letter of Credit to the extent of that Canadian Bank's percentage of the Canadian Revolving Credit Commitment.

                  Each request for a Canadian Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Canadian Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and shall specify the face amount thereof, whether such Canadian Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, the Canadian Borrower for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent.

         Agent shall give each Canadian Bank notice of each such request for a Canadian Letter of Credit.

                  In respect of each Canadian Letter of Credit and the drafts thereunder, if any, issued for the account of a Canadian Borrower, Canadian Borrowers agree (i) to pay to Agent, for the pro rata benefit of the Canadian Banks, (A) with respect to each Canadian Letter of Credit that is a standby letter of credit, a commission based upon the face amount of the Canadian Letter of Credit, which shall be paid quarterly in arrears, on the first day of each July, October, January and April, in an amount per annum equal to (1) the then current Applicable Margin for Canadian Fixed Rate Loans (i.e. the Applicable Margin for Canadian Fixed Rate Loans in effect on the date such Canadian Letter of Credit is issued and, as to each quarterly payment thereafter, the Applicable Margin for Canadian Fixed Rate Loans in effect on the date of such quarterly payment), times (2) the average undrawn face amount of such Canadian Letter of Credit during such fiscal quarter, and (B) with respect to each Canadian Letter of Credit that is a commercial documentary letter of credit, a nonrefundable commission based upon the face amount of the Canadian Letter of Credit, which shall be paid on the date that any draw is made on a Canadian Letter of Credit, in an amount equal to (1) the then current Applicable Margin for Canadian Fixed Rate Loans, times (2) the amount drawn under the Canadian Letter of Credit; (ii) to pay to Agent, for the sole account of the Fronting Bank, an additional Canadian Letter of Credit fee, which shall be paid on each date that such Canadian Letter of Credit is issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Canadian Letter of Credit; and (iii) to pay to Agent for the sole account of the Fronting Bank, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Bank under its fee schedule as in effect from time to time.

                  Whenever a Canadian Letter of Credit is drawn, Canadian Borrowers shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn is not reimbursed by Canadian Borrowers within one (1) Business Day of the drawing of such Canadian Letter of Credit, at the sole option of Agent and the Fronting Bank, Canadian Borrowers shall be deemed to have requested a Canadian Revolving Loan, subject to the provisions of subsection 3(a) of Section 2.1A in the amount drawn. Such Canadian Revolving Loan shall be evidenced by the Canadian Revolving Credit Notes. Each Canadian Bank agrees to make a Canadian Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Canadian Bank acknowledges and agrees that its obligation to make a Canadian Revolving Loan pursuant to subsection 3(a) of Section 2.lA when required by this subsection 3(b) of Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of the Fronting Bank, of the proceeds of such Canadian Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Canadian Bank's Canadian Revolving Credit Commitment shall have been reduced or terminated. Canadian Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this subsection 3(b) of Section 2.1A to reimburse, in full, the Fronting Bank for the amount drawn on such Canadian Letter of Credit. Each such Canadian Revolving Loan shall be deemed to be a Canadian Base Rate Loan unless otherwise requested by and available to Canadian Borrowers hereunder. Each Canadian Bank is hereby authorized to record on its records relating to its Canadian Revolving Credit Note such Canadian Bank's pro rata share of the amounts paid and not reimbursed on the Canadian Letters of Credit.

         4.       U.S. Letters of Credit.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent (or such other Bank as shall agree to be the Fronting
Bank) shall, in its own name, but only as Agent for the Banks, issue such U.S. Letters of Credit for the account of U.S. Borrower or any U.S. Guarantor, as U.S. Borrower may from time to time request. U.S. Borrower shall not request any U.S. Letter of Credit (and neither Agent nor any Fronting Bank shall be obligated to issue any U.S. Letter of Credit) if, after giving effect thereto,
(a) the U.S. Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (b) the Revolving Credit Exposure would exceed the Total Commitment Amount. The issuance of each U.S. Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the U.S. Letter of Credit to the extent of that Bank's Commitment Percentage.

         Each request for a U.S. Letter of Credit shall be delivered to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the U.S. Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) and shall specify the face amount thereof, whether such U.S. Letter of Credit is a commercial documentary or a standby U.S. Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, U.S. Borrower, and any U.S. Guarantor for whose benefit the U.S. Letter of Credit is to be issued, shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Bank notice of each such request for a U.S. Letter of Credit.

         In respect of each U.S. Letter of Credit and the drafts thereunder, if any, whether issued for the account of U.S. Borrower or a U.S. Guarantor, U.S. Borrower agrees (a) to pay to Agent, for the pro rata benefit of the Banks, (i) with respect to each U.S. Letter of Credit that is a standby letter of credit, a commission based upon the face amount of the U.S. Letter of Credit, which shall be paid quarterly in arrears, on the first day of each July, October, January and April, at a rate per annum equal to (A) the then current Applicable Margin for Eurodollar Loans (i.e. the Applicable Margin for Eurodollar Loans in effect on the date such U.S. Letter of Credit is issued and, as to each quarterly payment thereafter, the Applicable Margin for Eurodollar Loans in effect on the date of such quarterly payment), times (B) the average undrawn face amount of such U.S. Letter of Credit during such fiscal quarter, and (ii) with respect to each U.S. Letter of Credit that is a commercial documentary letter of credit, a nonrefundable commission based upon the face amount of the U.S. Letter of Credit, which shall be paid on the date that any draw is made on a U.S. Letter of Credit, in an amount equal to (A) the then current Applicable Margin for Eurodollar Loans, times (B) the amount drawn under the U.S. Letter of Credit; (b) to pay to Agent, for the sole account of the Fronting Bank, an additional U.S. Letter of Credit fee, which shall be paid on each date that such U.S. Letter of Credit is issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such U.S. Letter of Credit; and (c) to pay to Agent for the sole account of the Fronting Bank, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Bank under its fee schedule as in effect from time to time.

         Whenever a U.S. Letter of Credit is drawn, U.S. Borrower shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn is not reimbursed by U.S. Borrower within one (1) Business Day of the drawing of such U.S. Letter of Credit, at the sole option of Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent), U.S. Borrower shall be deemed to have requested a U.S. Revolving Loan, subject to the provisions of subsection 1 of Section 2.1A in the amount drawn. Such U.S. Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Bank agrees to make a U.S. Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that its obligation to make a U.S. Revolving Loan pursuant to subsection 1 of Section 2.lA when required by this subsection 4 of Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of the Fronting Bank, of the proceeds of such U.S. Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. U.S. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subsection 4 to reimburse, in full, the Fronting Bank for the amount drawn on such U.S. Letter of Credit. Each such U.S. Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to U.S. Borrower hereunder. Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the U.S. Letters of Credit.

         B.       Term Loan.

         Subject to the terms and conditions of this Agreement, the Banks shall make a five (5) year Term Loan to U.S. Borrower on the Closing Date, in the Maximum Term Loan Commitment Amount. To evidence the Term Loan, U.S. Borrower shall execute and deliver to each Bank a Term Note, dated the Closing Date, and in the form of EXHIBIT D hereto. The Term Loan shall be payable in fifty-nine
(59) consecutive monthly installments of Two Hundred Ninety-Seven Thousand Six Hundred Nineteen Dollars ($297,619) each, commencing June 1, 1999, and continuing on the first day of each succeeding month thereafter through April 1, 2004, with the last payment to be paid on May 1, 2004 in the amount of the then remaining balance of the Term Loan. U.S. Borrower shall notify Agent, consistent with the applicable notice provisions of Section 2.2 hereof, whether the Term Loan will be a U.S. Base Rate Loan or a Eurodollar Loan. The Term Loan may be a mixture of a U.S. Base Rate Loan and Eurodollar Loans. The Banks, at the request of U.S. Borrower, subject to the applicable notice and other provisions of
Section 2.2 hereof, shall convert a U.S. Base Rate

Loan to a Eurodollar Loan at any time and shall convert a Eurodollar Loan to a U.S. Base Rate Loan on any Interest Adjustment Date.

         If the Term Loan is a U.S. Base Rate Loan, U.S. Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing June 1, 1999, and continuing on the first day of each succeeding month thereafter and at the maturity thereof, at the Base Rate from time to time in effect.

         If the Term Loan is a Eurodollar Loan, U.S. Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time from the date thereof until paid, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such Eurodollar Loans shall be at the Derived Eurodollar Rate, payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         SECTION 2.2. CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of the Banks to make, convert or continue any Loan, and of Agent (or a Fronting
Bank) to issue any Letter of Credit hereunder is conditioned, in the case of each borrowing, conversion, continuation or issuance hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to any U.S. Revolving Loan or the Term Loan, receipt by Agent of a Notice of Loan from U.S. Borrower, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a U.S. Base Rate Loan, and, with respect to the making, conversion or continuation of any Eurodollar Loans, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any such Loan is to be made, each Bank shall provide Agent at the Designated Lending Office, not later than 3:00 P.M. (Cleveland, Ohio time), with the Dollar amount in federal or other immediately available funds, required of it;

         (c) with respect to any UK Revolving Loan, receipt by Agent of a Notice of Loan by a UK Borrower, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a UK Base Rate Loan, and, with respect to the making, conversion or continuation of any UK Fixed Rate Loans, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any such UK Revolving Loan is to be made, each Bank shall provide Agent, at the Designated Lending Office not later than 3:00 P.M. (Cleveland, Ohio time), with the Dollar amount in federal or other immediately available funds, required of it;

         (d) with respect to any Canadian Revolving Loan, receipt by Agent of a Notice of Loan from a Canadian Borrower, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a Canadian Base Rate Loan, and, with respect to the making, conversion or continuation of any Canadian Fixed Rate Loans, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each Canadian Bank of the date, amount and Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any such Canadian Revolving Loan is to be made, each Canadian Bank shall provide Agent, at the Designated Lending Office not later than 3:00 P.M. (Cleveland, Ohio time), with the CAD amount in immediately available funds required of it;

         (e) with respect to Letters of Credit, satisfaction of the notice provisions set forth in subsection 2(b), 3(b) or 4 of Section 2.1A hereof, as appropriate;

         (f) each request of (i) U.S. Borrower for a U.S. Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), and a Eurodollar Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000), (ii) a UK Borrowers for a UK Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), and a UK Fixed Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000), and (iii) a Canadian Borrower for a Canadian Base Rate Loan shall be in an amount of not less than the CAD Equivalent, as determined at the time of the request, of One Million Dollars ($1,000,000), increased by increments of the CAD Equivalent, as determined at the time of the request, of One Hundred Thousand Dollars ($100,000), and a Canadian Fixed Rate Loan shall be in an amount of not less than the CAD Equivalent, as determined at the time of the request, of One Million Dollars ($1,000,000), increased by increments of the CAD Equivalent, as determined at the time of the request, of One Hundred Thousand Dollars ($100,000);

         (g) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and

         (h) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of the making, conversion or continuation of the Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall (a) U.S. Borrower request that Eurodollar Loans be outstanding for more than five (5) different Interest Periods at any time; (b) UK Borrowers request that UK Fixed Rate Loans be outstanding for more than three
(3) different Interest Period at any time; and (c) Canadian Borrowers request that Canadian Fixed Rate Loans be outstanding for more than two (2) different Interest Period at any time.

         Each request by any Borrower for the making, conversion or continuation of a Loan, or the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by such Borrower of the date of such request as to the facts specified in (g) and (h) above.

         Each request for a Fixed Rate Loan shall be irrevocable and binding on the applicable Borrower or Borrowers, as the case may be, and such Borrower or Borrowers shall indemnify Agent and the appropriate Banks against any loss or expense incurred by Agent or such Banks as a result of any failure by such Borrower or Borrowers to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by such Banks to fund such Fixed Rate Loan. A certificate as to the amount of such loss or expense submitted by the Banks to the appropriate Borrower or Borrowers shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3.      JOINT AND SEVERAL LIABILITY.

         (a) Each request by a Canadian Borrower for the making, conversion or continuation of a Canadian Revolving Loan shall be deemed to be a joint and several request by all Canadian Borrowers. Each Canadian Borrower hereby authorizes any other Canadian Borrower to request a Canadian Revolving Loan hereunder and agrees that it is receiving or will receive a direct pecuniary and commercial benefit therefor. Each Canadian Borrower acknowledges and agrees that the Canadian Banks are providing the Canadian Revolving Credit Commitment for Canadian Borrowers at the request of each Canadian Borrower and with the understanding that each Canadian Borrower is and shall remain fully liable, jointly and severally, for payment in full of all Canadian Revolving Loans and other Indebtedness and obligations incurred by Canadian Borrowers in connection with the Canadian Revolving Credit Commitment.

         (b) Each request by a UK Borrower for the making, conversion or continuation of a UK Revolving Loan shall be deemed to be a joint and several request by all UK Borrowers. Each UK Borrower hereby authorizes any other UK Borrower to request a UK Revolving Loan hereunder and agrees that it is receiving or will receive a direct pecuniary and commercial benefit therefor. Each UK Borrower acknowledges and agrees that the Banks are providing the UK Revolving Credit Commitment for the UK Borrowers at the request of each UK Borrower and with the understanding that each UK Borrower is and shall remain fully liable, jointly and severally, for payment in full of all UK Revolving Loans and other Indebtedness and obligations incurred by UK Borrowers in connection with the UK Revolving Credit Commitment.

         SECTION 2.4. MAXIMUM LIABILITY. Anything in Section 2.3 hereof to the contrary notwithstanding, to the extent that mandatory applicable law (including, but not limited to, applicable laws pertaining to fraudulent conveyance or fraudulent transfer) otherwise would render the full amount of any Canadian Borrower's or UK Borrower's obligations hereunder invalid or unenforceable, such Canadian Borrower's or UK Borrower's, as the case may be, obligations hereunder shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

         SECTION 2.5.      PAYMENT ON NOTES, ETC.

         (a) PAYMENTS IN DOLLARS. With respect to any U.S. Revolving Loan, UK Revolving Loan or the Term Loan, all payments (including prepayments) to Agent of the principal of or interest on such Loan shall be made in Dollars at the Designated Lending Office. Payments must be received at the Designated Lending Office not later than 11:00 A.M. (Cleveland, Ohio time) to be deemed to have been made and received on that day.

         (b) PAYMENTS IN CAD. All payments (including prepayments) of principal and interest on any Canadian Revolving Loan, any reimbursements with respect to any Canadian Letter of Credit, and any other payment with respect to the Canadian Revolving Credit Commitment shall be made in same day CAD funds at the appropriate Designated Lending Office for the benefit of the Canadian Banks. All such payments shall be remitted by Canadian Borrowers to the appropriate Designated Lending Office not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in same day funds. In the event that such payment is due on a date when such Designated Lending Office is not open for business, then such payment shall be made on the next preceding day upon which such Designated Lending Office is open for business. Payments must be received at the Designated Lending Office not later than 11:00 A.M. (Cleveland, Ohio time) to be deemed to have been made and received on that day.

         (c) OTHER PAYMENTS. With respect to any other payment to Agent and the Banks that is not covered by subsection (a) and (b) hereof, such other payment, including but not limited to principal, interest, fees or any other amount owed by any Borrower under this Agreement, shall be made in Dollars. Payments described in this subsection (c) must be received by Agent not later than 12:00 P.M. (Cleveland, Ohio time) to be deemed to have been made and received on that day.

         (d) APPLICATION OF PAYMENTS. Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of certain collateral for the Loans hereunder may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' respective accounts as of the Business Day on which Agent receives those items of payment in accordance with the time periods set forth above, Borrowers agree that, in computing the amounts payable under this Agreement, all items of payment shall be deemed applied by Agent on account of the Debt one (1) Business Day after the Business Day that Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrowers' respective accounts for the amount of any item of payment that is unsatisfactory to Agent, and Agent may charge Borrowers' respective accounts for the amount of any item of payment credited to such account that is returned to Agent unpaid.

         (e) PAYMENTS NET OF TAXES.

                  (i) GENERAL PROVISIONS. All payments under this Agreement shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Bank (and withholding relating thereto) under the laws of the United States of America, the United Kingdom or Canada or any other foreign jurisdiction (or any state or political subdivision thereof). If any Borrower is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then such Borrower shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in
         Section 2.1 hereof for each Loan plus any principal then due.

                  (ii) FOREIGN FACILITIES. In addition, and specifically with respect to the Canadian Revolving Credit Commitment and the UK Revolving Credit Commitment:

                           (A) All payments on account of principal, if any, and
                  interest shall be made without set-off or counterclaim and, unless otherwise required by law, shall be made free and clear of and without deduction for withholding tax or similar tax, present or future, imposed by any taxing authority in Canada, the United Kingdom or otherwise (in this subsection (ii) hereof, a Tax). If a Borrower is required to withhold or pay any Tax, it shall make the required withholding and payment in accordance with and within the time allowed by law, and shall nonetheless pay to the appropriate Bank such additional amounts as are necessary to cause such Bank actually to receive in full all amounts (after taking account of any further deduction or withholding which is required to be made as a consequence of the payment of such additional amounts) on account of principal and interest or other fees or amounts owing to it hereunder, as if such Tax had not been paid. As soon as practicable after the date any Tax becomes due and payable, such Borrower shall give to such Bank the original or a copy of a receipt for the payment of the Tax, or if such receipts are not issued by or received from the taxing authority to which the Tax was paid, a certificate of an officer of such Borrower, confirming the date and amount of the payment so made and reasonable details of the calculation of the amount due.

                           (B) Such Borrower shall indemnify and save such Bank
                  harmless from and against any claim, liability, loss, cost, expense (including without limitation legal, accounting and other professional fees, and interest and penalty charges or fines imposed by any taxing authority in respect of or arising from non-payment of such Tax) to which such Bank may be exposed or which it may incur, by reason of such Borrower's failure to make punctual payment of any amount required to be paid to a taxing authority pursuant to subsection (A) hereof.

                           (C) In the event and in each case that such Bank
                  receives a credit against its income tax payable in any jurisdiction in respect of such Tax or such Tax is refunded to such Bank either in whole or in part by any taxing authority in Canada, the United Kingdom or otherwise, an amount equal to such credit or refund shall promptly be refunded by such Bank to such Borrower.

                           (D) If with respect to any particular tax year of
                  such Bank, such Bank has not received sufficient tax credits and/or refunds so that the full amount payable by such Borrower under subsection (A) hereof can be refunded, such Bank shall provide to such Borrower within ninety (90) days of the end of each such tax year of such Bank a certificate of an officer of such Bank certifying as to the amount of the credits available and the amount of withholding tax which it was unable to utilize as a credit against its income tax payable in all jurisdictions in such year.

         (f) PAYMENTS TO BANKS. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Bank its ratable share, if any, of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Payments received by Agent in Dollars shall be delivered to the Banks in immediately available funds. Payments received at the Designated Lending Office in CAD shall be delivered to the Canadian Banks in same day funds. Each Bank shall record any principal, interest or other payment, the principal amounts of the Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made and payments received by such Bank, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of the respective Borrowers under each such Note. The aggregate unpaid amount of Loans, types of Loans and Interest Periods with respect to such Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note.

         (g) TIMING OF PAYMENTS. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any Fixed Rate Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.6.      PREPAYMENT.

         (a) RIGHT TO PREPAY.

                  (i) U.S. Borrower shall have the right, at any time or from time to time, to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Revolving Credit Notes or Term Notes then outstanding, as designated by U.S. Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment and any prepayment fees payable in connection therewith under subsection (b) hereof

                  (ii) Canadian Borrowers shall have the right, at any time or from time to time, to prepay all or any part of the principal amount of the Canadian Revolving Credit Notes then outstanding, as designated by Canadian Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment and any prepayment fees payable in connection therewith under subsection (b) hereof; and

                  (iii) UK Borrowers shall have the right, at any time or from time to time, to prepay all or any part of the principal amount of the UK Revolving Credit Notes then outstanding, as designated by UK Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment and any prepayment fees payable in connection therewith under subsection (b) hereof.

         (b)      PREPAYMENT FEES.

                  (i) (A) If U.S. Borrower terminates the Revolving Credit Commitment on or prior to the date that is three (3) years from the Closing Date, then U.S. Borrower shall pay a prepayment fee to Agent, for the pro rata benefit of the Banks, in an amount equal to two percent (2%) times the Maximum Revolving Credit Commitment Amount, or
         (B) if U.S. Borrower terminates the Term Loan Commitment on or prior to the date that is three (3) years from the Closing Date, then U.S. Borrower shall pay a prepayment fee to Agent, for the pro rata benefit of the Banks, in an amount equal to two percent (2%) times the Maximum Term Loan Commitment Amount; provided, however, that so long as Agent remains Agent under any replacement credit facility, then the prepayment fees set forth in this Section 2.6(b)(i) shall not apply;

                  (ii) Without limiting anything else herein, in any case of prepayment of a Eurodollar Loan, U.S. Borrower agrees that if the reinvestment rate, as quoted by the money desk of Agent ("Reinvestment Rate"), shall be lower than the Eurodollar Rate applicable to the Eurodollar Loan that is intended to be prepaid (hereinafter, "Last Eurodollar"), then U.S. Borrower shall, upon written notice by Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a prepayment fee equal to the product of (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last Eurodollar and the Reinvestment Rate, times (B) the principal amount of the Eurodollar Loan that is to be prepaid, times (C) (i) the number of days remaining in the Interest Period of the Eurodollar Loan that is to be prepaid divided by (ii) three hundred sixty (360). In addition, U.S. Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, reasonable or standard costs of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon U.S. Borrower's receipt of a written statement from Agent;

                  (iii) Without limiting anything else herein, in the case of prepayment of a Canadian Fixed Rate Loan, Canadian Borrowers agree that if the reinvestment rate for CAD funds, as quoted by the money desk of Agent ("CAD Reinvestment Rate"), shall be lower than the Canadian Domestic Rate applicable to the Canadian Fixed Rate Loan that is intended to be prepaid (hereinafter, "Last CAD Rate"), then Canadian Borrowers shall, upon written notice by Agent, promptly pay to Agent at the appropriate Designated Lending Office, for the benefit of the Canadian Banks, in immediately available funds, a prepayment fee equal to the product of (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last CAD Rate and the CAD Reinvestment Rate, times (B) the principal amount of the Canadian Fixed Rate Loan that is to be prepaid, times (C) (1) the number of days remaining in the Interest Period of the Canadian Fixed Rate Loan which is to be prepaid divided by (2) three hundred sixty
         (360); and

                  (iv) Without limiting anything else herein, in any case of prepayment of a Eurodollar Loan, UK Borrowers agree that if the reinvestment rate, as quoted by the money desk of Agent ("Reinvestment Rate"), shall be lower than the Eurodollar Rate applicable to the Eurodollar Loan that is intended to be prepaid (hereinafter, "Last Eurodollar"), then UK Borrowers shall, upon written notice by Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a prepayment fee equal to the product of (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last Eurodollar and the Reinvestment Rate, times (B) the principal amount of the Eurodollar Loan that is to be prepaid, times (C) (1) the number of days remaining in the Interest Period of the Eurodollar Loan that is to be prepaid divided by (2) three hundred sixty (360). In addition, UK Borrowers shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, reasonable or standard costs of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon UK Borrowers' receipt of a written statement from Agent;

         (c) PREPAYMENT OF TERM LOAN. Each prepayment of the Term Loan shall be applied to the principal installments thereof in the inverse order of their respective maturities.

         (d) MINIMUM AMOUNT. Each prepayment of a Fixed Rate Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000), except in the case of a mandatory prepayment pursuant to Section 2.10 or Article III hereof.

         (e) NOTICE OF PREPAYMENT. U.S. Borrower, Canadian Borrowers or UK Borrowers, as the case may be, shall give Agent notice of prepayment of any Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any Fixed Rate Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made.

         SECTION 2.7.      FACILITY AND OTHER FEES.

         (a) U.S. Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Revolving Credit Commitments hereunder, a facility fee from the Closing Date until the last day of the Commitment Period equal to (i) the Facility Fee Rate times (ii) (A) the Maximum Revolving Credit Commitment Amount, less (B) the average aggregate principal amount of all Revolving Loans (including the Dollar Equivalent of all Canadian Revolving Loans) outstanding for the time period for which such payment is being made, less (C) the average aggregate amount of all issued and outstanding Letters of Credit (including the Dollar Equivalent of all Canadian Letters of Credit) for the time period for which such payment is being made. The facility fee shall be payable, in arrears, on July 1, 1999, and on the first day of each October, January, April and July thereafter and on the last day of the Commitment Period.

         (b) U.S. Borrower shall pay to Agent, for the sole benefit of Agent, all fees set forth in the Agent Fee Letter.

         SECTION 2.8.      REDUCTION OF COMMITMENT.

         (a) U.S. Borrower may at any time or from time to time permanently reduce in whole or ratably in part the U.S. Revolving Credit Commitment to an amount not less than the U.S. Revolving Exposure, by giving Agent not fewer than three (3) Business Days' notice, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of Five Million Dollars ($5,000,000), or any integral multiple thereof. Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. If required by Agent, the Borrowers, the Banks and Agent shall execute an amendment to this Agreement to make any conforming changes deemed necessary or appropriate by Agent as a result of any such reduction of the U.S. Revolving Credit Commitment. After each such reduction, the facility fees payable with respect to the Revolving Credit Commitments shall be calculated upon the Revolving Credit Commitments of the Banks as so reduced.

         (b) Canadian Borrowers may at any time or from time to time permanently reduce in whole or ratably in part the Canadian Revolving Credit Commitment to an amount not less than the Canadian Exposure, by giving Agent not fewer than three (3) Business Days' notice, provided that any such partial reduction shall be in an aggregate amount of One Million Dollars ($1,000,000), or any integral multiple thereof. Agent shall promptly notify each Canadian Bank of the date of each such reduction. If required by Agent, the Borrowers, the Banks and Agent shall execute an amendment to this Agreement to make any conforming changes deemed necessary or appropriate by Agent as a result of any such reduction of the Canadian Revolving Credit Commitment.

         (c) UK Borrowers may at any time or from time to time permanently reduce in whole or ratably in part the UK Revolving Credit Commitment to an amount not less than the UK Exposure, by giving Agent not fewer than three (3) Business Days' notice, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of One Million Dollars ($1,000,000), or any integral multiple thereof. Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. If required by Agent, the Borrowers, the Banks and Agent shall execute an amendment to this Agreement to make any conforming changes deemed necessary or appropriate by Agent as a result of any such reduction of the UK Revolving Credit Commitment.

         (d) If the Borrowers reduce in whole the Commitment, on the effective date of such reduction (U.S. Borrower, Canadian Borrowers and UK Borrowers having prepaid in full the unpaid principal balance, if any, of the appropriate Notes, together with all interest and facility and other fees accrued and unpaid, and provided that no U.S. Letter of Credit Exposure, Canadian Letter of Credit Exposure or UK Letter of Credit Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to the appropriate Borrowers. Any partial reduction in the U.S. Revolving Credit Commitment, the Canadian Revolving Credit Commitment or the UK Revolving Credit Commitment, as the case may be, shall be effective during the remainder of the Commitment Period.

         SECTION 2.9. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, (a) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased to two percent (2%) in excess of the then applicable fee from time to time in effect pursuant to subsection 2(b), 3(b) or 4 of Section 2.1A hereof, as applicable. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. In addition, with respect to the Canadian Revolving Credit Commitment, each rate of interest calculated or payable under this Agreement that is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

         SECTION 2.10.     MANDATORY PAYMENT.

         (a) If the Revolving Credit Exposure at any time exceeds the Maximum Revolving Credit Commitment Amount, U.S. Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Revolving Loans sufficient to bring the Revolving Credit Exposure within the Maximum Revolving Credit Commitment Amount.

         (b) If the U.S. Revolving Exposure at any time exceeds the U.S. Revolving Credit Commitment, U.S. Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of U.S. Revolving Loans sufficient to bring the U.S. Revolving Exposure within the aggregate amount of the U.S. Revolving Credit Commitment.

         (c) If the Canadian Exposure at any time exceeds the Dollar Equivalent of the Canadian Revolving Credit Commitment (whether due to currency fluctuations or any other reason whatsoever), Canadian Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Canadian Revolving Loans sufficient to bring the Canadian Exposure within the Canadian Revolving Credit Commitment.

         (d) If the UK Exposure at any time exceeds the UK Revolving Credit Commitment, UK Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of UK Revolving Loans sufficient to bring the UK Exposure within the UK Revolving Credit Commitment.

         (e) Upon receipt by U.S. Borrower of the General Electric Equity, U.S. Borrower shall, within five (5) Business Days of U.S. Borrower's receipt thereof, apply such proceeds (i) as a prepayment towards the outstanding principal amount of the Term Loan and the balance, if any, shall be applied as a prepayment towards the aggregate amount of U.S. Revolving Loans then outstanding, or (ii) as a prepayment towards the aggregate amount of U.S. Revolving Loans then outstanding and the balance (or if there are no U.S. Revolving Loans then outstanding) shall be applied as a prepayment towards the outstanding principal amount of the Term Loan.

         (f) U.S. Borrower shall prepay the outstanding principal amount of the Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow for each fiscal year commencing with the fiscal year ending June 30, 2000, payable thirty
(30) days after delivery of the financial statements to Agent pursuant to
Section 5.3(a) hereof for such fiscal year, but in any event not later than one hundred twenty (120) days after the end of each such fiscal year.

         (g) With respect to any Permitted Disposition pursuant to Section 5.12(c) hereof, (i) U.S. Borrower shall apply the proceeds of any such Permitted Disposition as a prepayment towards the outstanding principal amount of the Term Loan and the balance of such proceeds, if any, shall be applied as a prepayment towards the aggregate amount of U.S. Revolving Loans then outstanding, (ii) a Canadian Borrower shall apply the proceeds of any such Permitted Disposition as a prepayment towards the aggregate amount of Canadian Revolving Loans then outstanding, and (iii) a UK Borrower shall apply the proceeds of any such Permitted Disposition as a prepayment towards the aggregate amount of UK Revolving Loans then outstanding. The provisions of this Section 2.10(g) shall not apply to deminimis dispositions involving less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all Companies during any fiscal year.

         (h) Any prepayment of a Fixed Rate Loan pursuant to this Section 2.10 shall be subject to the prepayment fees set forth in Section 2.6(b)(ii), (iii) and (iv) hereof. Any prepayment of the Term Loan pursuant to this Section 2.10 shall be applied to the principal installments thereof in the inverse order of their respective maturities. Notwithstanding anything to the contrary herein, any prepayment pursuant to Sections 2.10(e), (f) or (g) shall not require the payment of the prepayment fee set forth in Section 2.6(b)(i) hereof.

         SECTION 2.11. CANADIAN REVOLVING CREDIT COMMITMENT. Borrowers acknowledge that, as of the Closing Date, no "Canadian Bank" exists hereunder to make Canadian Revolving Loans or issue Canadian Letters of Credit pursuant to the Canadian Revolving Credit Commitment. Despite the lack of a "Canadian Bank" hereunder, and with the understanding by Borrowers that one (1) or more of the Companies may incur adverse tax consequences as a result thereof, Borrowers desire that Canadian Borrowers utilize the Canadian Commitment and have requested of the Banks, and the Banks hereby agree, that, on an interim basis only, until such time as a "Canadian Bank" shall become a Canadian Bank hereunder, the Banks that are not Canadian Banks will make the Canadian Revolving Loans and Agent (or a Fronting Bank if Agent is not the Fronting Bank) will issue Canadian Letters of Credit hereunder. Such interim Canadian Revolving Loans (a) as are Canadian Base Rate Loans shall bear interest at the Base Rate from time to time in effect and (b) as are Canadian Fixed Rate Loans shall bear interest at the Derived Canadian Fixed Rate from time to time in effect, with the Canadian Domestic Rate to be determined in accordance with the last sentence of the definition of Canadian Domestic Rate, but shall for all other purposes hereunder and under the other Loan Documents, be Canadian Revolving Loans. More specifically, Borrowers agree with Agent and the Banks that the Canadian Revolving Loans made to Canadian Borrowers and Canadian Letters of Credit issued at the request of Canadian Borrowers by or on behalf of all of the Banks on an interim basis as described above shall be secured by all of the

Collateral, as defined in the Security Documents executed by the Canadian Borrowers, regardless of the fact that those Security Documents refer to the extending of credit by "the Canadian Banks". The Canadian Borrowers shall execute a Canadian Revolving Credit Note payable to each Bank in the CAD Equivalent (as determined on the Closing Date, but subject to the second sentence of the 6th paragraph of subsection 2.1(3)(a) of Section 2.1A hereof) of the amount of each Bank's Commitment Percentage of the maximum amount of the Canadian Revolving Credit Commitment. In addition, all indemnifications of the Canadian Banks by Canadian Borrowers shall be applicable to the Banks making the Canadian Revolving Loans and participating in the issuance of Canadian Letters of Credit to the extent of the Canadian Revolving Credit Commitment. Furthermore, at such time as a Canadian Bank becomes a Bank hereunder, (a) each Borrower agrees with Agent and the Banks that, in the event that such Canadian Bank requires an amendment to this Agreement in order to clarify and conform the interest rate and similar terms used in this Agreement with the normal procedures and term (including interest rate) typically used by such Canadian Bank, then each Borrower, Agent and the Banks shall promptly execute such amendment agreement, and (b) each Canadian Borrower agrees, upon request of Agent, to execute new Canadian Revolving Credit Notes in form and substance satisfactory to Agent and the Canadian Banks.


            ARTICLE III. ADDITIONAL PROVISIONS RELATING TO EURODOLLAR
                        LOANS; INCREASED CAPITAL; TAXES.

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the Fixed Rate Loan(s) in question) against assets held by, or deposits in or for the amount of any Fixed Rate Loan by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder such Fixed Rate Loan or to reduce the amount of principal or interest received by such Bank with respect to such Fixed Rate Loan, then, upon demand by such Bank, the appropriate Borrowers shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such Fixed Rate Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such Fixed Rate Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to the appropriate Borrower or Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the applicable Borrower or Borrowers, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected Fixed Rate Loan in full or convert such Fixed Rate Loan to a Base Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.6 hereof.

Each Bank shall notify the appropriate Borrowers as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event that will likely require the payment by such Borrowers of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Fixed Rate Loan or in a reduction in the amount of principal, interest or facility fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the appropriate Borrowers stating the reasons therefor. The applicable Borrowers shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such Fixed Rate Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the appropriate Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from any Borrower pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse such Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to any Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to any Borrower as aforesaid, such Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the appropriate Borrowers, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected Fixed Rate Loan in full or convert such Fixed Rate Loan to a Base Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in
Section 2.6 hereof.

         SECTION 3.3. FIXED RATE LOANS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any Fixed Rate Loan, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such Fixed Rate Loan are not available to Agent in the applicable eurodollar or CAD market, as the case may be, or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to the affected Borrowers and (a) any notice of a new Fixed Rate Loan (or conversion of an existing Loan to a Fixed Rate Loan) previously given by such Borrowers and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make the appropriate Base Rate Loan, and (b) the affected Borrowers shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding Fixed Rate Loan on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, each Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by such Borrower in payment when due of any amount hereunder in respect of any Fixed Rate Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such Fixed Rate Loan, as determined by such Bank in the exercise of its sole but reasonable discretion; PROVIDED, HOWEVER, that no Borrower shall be liable for any loss or expense caused by the gross negligence or willful misconduct of any Bank. A certificate as to any such loss or expense shall be promptly submitted by such Bank to the appropriate Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING FIXED RATE LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Fixed Rate Loan that it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such Fixed Rate Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the affected Borrowers and Agent declare that its commitment with respect to such Fixed Rate Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrowers and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any Fixed Rate Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrowers, Agent and the other Banks thereof in writing stating the reasons therefor, and the appropriate Borrowers shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such Fixed Rate Loan to a Base Rate Loan or prepay such Fixed Rate Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.6 hereof.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make Fixed Rate Loans hereunder with funds obtained outside the United States.

         SECTION 3.7. CAPITAL ADEQUACY. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrowers shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of the Banks to make the first Loan and of the Fronting Bank to issue the first Letter of Credit is subject to Borrowers satisfying each of the following conditions:

         SECTION 4.1. NOTES. U.S. Borrower shall have executed and delivered to each Bank its Revolving Credit Note and its Term Note, Canadian Borrowers shall have executed and delivered to each Bank its Canadian Revolving Credit Note, and UK Borrowers shall have executed and delivered to each Bank its UK Revolving Credit Note.

         SECTION 4.2. GUARANTIES OF PAYMENT. Each U.S. Guarantor shall have executed and delivered to Agent, for the benefit of the Banks, a Guaranty of Payment.

         SECTION 4.3. U.S. BORROWER GUARANTY OF PAYMENT. U.S. Borrower shall have executed and delivered to Agent, for the benefit of the Banks, the Guaranties of Payment with respect to the Canadian Revolving Credit Commitment and the UK Revolving Credit Commitment.

         SECTION 4.4. SECURITY AGREEMENTS. Each Borrower and each U.S. Guarantor shall have executed and delivered to Agent, for the benefit of the Banks, a Security Agreement and such other documents as may be required by Agent to create or perfect the Liens of Agent in the assets of each Borrower and each Guarantor of Payment, for the benefit of the Banks.

         SECTION 4.5. COLLATERAL ASSIGNMENT AND SECURITY AGREEMENTS. Each Borrower and Guarantor of Payment, as requested, shall have executed and delivered to Agent, for the benefit of the Banks, a Collateral Assignment and Security Agreement.

         SECTION 4.6. PLEDGE AGREEMENTS. U.S. Borrower shall have executed and delivered to Agent, for the benefit of the Banks, the Pledge Agreement with respect to the stock of the Companies listed on Schedule 4.6 of the Disclosure Statement, together with delivery of the share certificates referenced therein and the appropriate stock powers.

         SECTION 4.7. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Borrower and U.S. Guarantor shall have delivered to Agent an officer's certificate certifying the names of the officers of such Borrower or U.S. Guarantor authorized to sign the Loan Documents to which such Borrower or U.S. Guarantor, as the case may be, is a party, together with the true signatures of such officers, and certified copies of (a) the resolutions of the board of directors of each Borrower and U.S. Guarantor evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Borrower or U.S. Guarantor, as the case may be, is a party, and (b) the Articles (or Certificate) of Incorporation and Regulations (Bylaws) (or equivalent organizational or constitutional and governing documents) and all amendments thereto of each Borrower and U.S. Guarantor.

         SECTION 4.8. LEGAL OPINIONS. Agent and each of the Banks shall have received opinions of counsel for each Borrower and Guarantor of Payment, in form and substance satisfactory to Agent and the Banks.

         SECTION 4.9. GOOD STANDING CERTIFICATES. Agent and each of the Banks shall have received a good standing certificate (or foreign equivalent) for each Borrower and Guarantor of Payment, issued on or about the Closing Date by the Secretary of State (or foreign equivalent) in the jurisdiction where such Borrower or Guarantor of Payment is organized and in each jurisdiction where such Borrower or such Guarantor of Payment conducts a material amount of business.

         SECTION 4.10. AGENT FEE LETTER; CLOSING AND LEGAL FEES. U.S. Borrower shall have (a) executed and delivered to Agent the Agent Fee Letter, (b) paid to Agent the fees described in the Agent Fee Letter, and (c) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

         SECTION 4.11. FINANCING STATEMENTS AND LIEN SEARCHES. With respect to the property owned or leased by each Borrower and each U.S. Guarantor, U.S. Borrower shall have caused to be delivered to Agent: (a) U.C.C. and Personal Property Security Act financing and registration statements satisfactory to Agent; (b) the results of U.C.C. and Personal Property Security

Act lien searches, satisfactory to Agent; (c) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent; and (d) U.C.C. and Personal Property Security Act termination statements reflecting termination of all financing and registration statements previously filed by any other party having a security interest in any part of the collateral or any other property securing the Debt.

         SECTION 4.12. EXISTING CREDIT AGREEMENTS. U.S. Borrower shall have delivered to Agent evidence in form and substance satisfactory to Agent that (a) U.S. Borrower has terminated the Credit Agreement among U.S. Borrower, National City Bank, as administrative agent, and the lending institutions a party thereto, dated as of January 2, 1998, as amended, which termination shall be deemed to have occurred upon payment in full of all indebtedness outstanding thereunder, and (b) Ballastronix Incorporated and Advanced Lighting Technologies, Canada, Inc. has terminated the credit facility with NBD Bank, Canada, dated as of January 2, 1998, which termination shall be deemed to have occurred upon payment in full of all indebtedness outstanding thereunder.

         SECTION 4.13. INDENTURE. With respect to the Indenture, U.S. Borrower shall have provided to Agent (a) a certificate to the effect that no Default, as defined in the Indenture, exists under the Indenture, and (b) a copy of the Indenture and all ancillary documents related thereto, certified by an officer of U.S. Borrower as being true and complete.

         SECTION 4.14. EVIDENCE OF REAL ESTATE FINANCING. U.S. Borrower shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that U.S. Borrower has entered into an agreement to obtain financing, the terms of which shall be acceptable to Agent, in the amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) and the security for such Indebtedness shall be limited to real property owned by Ruud Lighting, Inc. and located in Racine, Wisconsin.

         SECTION 4.15. INSURANCE CERTIFICATES. U.S. Borrower and each other Borrower, as appropriate, shall have delivered to Agent evidence of insurance, in form and substance satisfactory to Agent, of adequate personal property and liability insurance of each Borrower and each U.S. Guarantor, with Agent listed as mortgagee, loss payee and additional insured for the benefit of the Banks.

         SECTION 4.16. INTEREST RATE PROTECTION. U.S. Borrower shall have provided evidence that U.S. Borrower has entered into a Hedge Agreement, on terms and conditions satisfactory to Agent, with respect to the Indebtedness evidenced by the Term Notes.

         SECTION 4.17. LANDLORDS' AND MORTGAGEES' WAIVERS. U.S. Borrower shall have delivered a landlord's waiver and mortgagee's waiver, if applicable, each in form and substance satisfactory to Agent, for each location not owned by a Borrower or a Guarantor of Payment where any of the collateral or other property securing any part of the Debt is located; provided that if such waiver is not received on the Closing Date, availability under the Revolving Credit Commitment shall be reduced by an amount equal to three (3) months lease or mortgage payments, as applicable, for each non-complying location until such time as the appropriate landlord's waiver or mortgagee's waiver shall have been received by Agent.

         SECTION 4.18. COLLATERAL AUDIT AND EQUIPMENT APPRAISAL. Agent shall have received the results of a collateral audit, equipment appraisal and such other appraisals as Agent may deem necessary, results of which shall be satisfactory to Agent.

         SECTION 4.19. CASH COLLATERAL AND OTHER ACCOUNTS. Each U.S. Borrower and each U.S. Guarantor shall have established such cash collateral and other accounts as may be required by Agent and shall have executed and delivered, or cause to be executed and delivered, such lockbox agreements and blocked account agreements as Agent shall require.

         SECTION 4.20. ASSIGNMENT OF LIFE INSURANCE POLICY. U.S. Borrower shall have executed and delivered to Agent for the benefit of the Banks the Assignment of Life Insurance Policy in an amount of not less than Eight Million Dollars ($8,000,000).

         SECTION 4.21. BORROWERS' CERTIFICATE. Agent shall have received an initial Borrowers Certificate, dated as of the Closing Date, that shall evidence that the Total Unused Credit Availability will be at least Ten Million Dollars ($10,000,000) on the Closing Date (after taking into account the making of the Loans and issuing of the Letters of Credit to be made and issued, respectively, on the Closing Date).

         SECTION 4.22. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies since December 31, 1998.

         SECTION 4.23. MISCELLANEOUS. Each Borrower and each Guarantor shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.


                              ARTICLE V. COVENANTS

         Each Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, each Borrower shall perform and observe, and shall cause each Subsidiary, as applicable, to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall at all times maintain insurance upon all of its personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Agent, with provisions satisfactory to Agent, for payment of all losses thereunder to Agent, for the benefit of the Banks, and such Company as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Banks), and, if required by Agent, each Borrower shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent and the Banks. Any sums received by Agent, for the benefit of the Banks, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Agent, be applied upon any applicable (as determined by Agent) portion of the Debt, whether or not the same is then due and payable, or may be delivered to the Company that owns the damaged property for the purpose of replacing, repairing, or restoring the insured property. Agent is hereby authorized to act as attorney-in-fact for each Borrower in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and U.S. Borrower shall pay to Agent, upon demand, the cost thereof. Should U.S. Borrower fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of any Bank's written request, the Company to which such request was delivered shall furnish to such Bank such information about such Company's insurance as such Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by a Financial Officer of such Company.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate accruals have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with, as applicable, the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions of Canadian or United Kingdom law, including, without limitation, PAYE and National Insurance Legislation; and
(c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate accruals have been established in accordance with
GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL STATEMENTS. U.S. Borrower shall furnish to each
Bank:

         (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of U.S. Borrower, the Consolidated and consolidating balance sheets of U.S. Borrower and its Subsidiaries as at the end of such fiscal year and the related Consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by:

                  (i) the opinion with respect to such Consolidated financial statements of independent public accountants of recognized national standing selected by U.S. Borrower, and reasonably acceptable to Agent, which opinion shall be unqualified and shall (A) state that such accountants audited such Consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the Consolidated financial position of U.S.

         Borrower and its Subsidiaries as at the end of such fiscal year and the Consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP, or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); and

                  (ii) a certificate of or letter from such independent accountants containing certified computations with respect to compliance with the provisions of Section 5.7 of this Agreement and stating whether or not their examination of such financial statements has disclosed the existence, during the fiscal year covered by such financial statements, of any condition or event which constitutes an Unmatured Event of Default or Event of Default, and if their examination has disclosed any such condition or event, specifying the nature and period of existence thereof (which certificate or letter may contain such statements as are customarily included in similar certifications of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization)).

         (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the close of each of the first three (3) quarterly accounting periods in each fiscal year of U.S. Borrower, the unaudited condensed Consolidated and consolidating balance sheets of U.S. Borrower and its Subsidiaries as at the end of such quarterly period and the related unaudited condensed Consolidated and consolidating statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited Consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which Consolidated financial statements shall be certified on behalf of U.S. Borrower by a Financial Officer of U.S. Borrower, subject to changes resulting from normal year-end audit adjustments.

         (c) Officer's Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 5.3(a) and (b) above, a Compliance Certificate on behalf of U.S. Borrower signed by a Financial Officer of U.S. Borrower to the effect that, to the best knowledge of U.S. Borrower, no Unmatured Event of Default or Event of Default exists or, if any Unmatured Event of Default or Event of Default does exist, specifying the nature and extent thereof.

         (d) Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the close of each month during each fiscal year of U.S. Borrower, the unaudited Consolidated and consolidating balance sheets of U.S. Borrower and its Subsidiaries as at the end of such month and the related unaudited Consolidated and consolidating statements of income and of cash flows for such month, and setting forth comparative figures for prior periods, in the form customarily prepared by U.S. Borrower for internal review by senior management.

         (e) Budget. Not later than ninety (90) days after the commencement of each fiscal year of U.S. Borrower and its Subsidiaries, a Consolidated budget in reasonable detail as requested by Agent or the Required Banks, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of U.S. Borrower and its

Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

         (f) SEC Reports and Registration Statements. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that U.S. Borrower or any of its Subsidiaries files with the SEC.

         (g) Auditors' Internal Control Comment Letters, etc. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls, which is submitted to U.S. Borrower or any Subsidiary by its independent accountants in connection with any annual or interim audit made by them of the books of U.S. Borrower or any Subsidiary.

         (h) Notice of Default, Litigation or Certain Matters Involving Major Customers or Suppliers. Promptly, and in any event within three (3) Business Days, in the case of clause (i) below, or five (5) Business Days, in the case of clause (ii) or (iii) below, after a Borrower or any Subsidiary obtains knowledge thereof, notice of:

                  (i) the occurrence of any event that constitutes an Unmatured Event of Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action such Borrower proposes to take with respect thereto,

                  (ii) any litigation or governmental or regulatory proceeding pending against Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a Material Adverse Effect on the ability of a Borrower to perform its obligations hereunder or under any other Loan Document, and

                  (iii) any significant adverse change (in a Borrower's reasonable judgment) in a Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in such Borrower's reasonable judgment likely to significantly and adversely affect such Borrower's or any Subsidiary's relationship with, any customer (or related group of customers) representing more than 10% of such Borrower's or Subsidiary's consolidated revenues during its most recent fiscal year (provided the same is not nominal or deminimis considering the Companies taken as a whole), or (B) any supplier that is significant to a Borrower and its Subsidiaries taken as a whole.

         (i) Within ten (10) days of Agent's or any Bank's written request, such other information about the financial condition, properties and operations of any Company as Agent or such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Agent or such Bank and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate accruals for possible losses and liabilities and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent or any of the Banks to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises.

         SECTION 5.6. ERISA COMPLIANCE. Neither U.S. Borrower nor any U.S. Guarantor shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any Plan. U.S. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that, as applicable, any Reportable Event or other violation or event requiring notice under applicable statutes or regulations with respect to any Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event or other violation or event requiring notice under applicable statutes or regulations and the action that such Company proposes to take with respect thereto, together with a copy of any notice given to the PBCG or other governing authority, if a copy of such notice is available to such Company, and (b) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group, as applicable, may receive from, as applicable, the PBGC, the Internal Revenue Service or other governing authority with respect to any Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC, the Internal Revenue Service or other governing authority. U.S. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or which U.S. Borrower have reason to believe may be assessed against a Company by the Internal Revenue Service or other governing authority with respect to any Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth (as hereinafter defined) of the Companies. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that, as applicable, an ERISA Event or event which may cause a material liability to a Company has occurred, such Company shall provide Agent and the Banks with notice of such ERISA Event or such other event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. U.S. Borrower shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the Plan of any Company. As used herein, "Consolidated Net Worth" shall mean, at any date, the Consolidated stockholders' equity of the Companies, determined as of such date in accordance with GAAP.

         SECTION 5.7 FIXED CHARGE COVERAGE RATIO; MINIMUM EXCESS AVAILABILITY.

         (a) U.S. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio, based upon the Consolidated financial statements of U.S. Borrower for the most recently completed four (4) fiscal quarters (except as otherwise specified in (i), (ii) and (iii) hereof), to be: (i) for the fiscal quarter ending September 30, 1999, .75 to 1.00 (only for the quarter ending September 30, 1999); (ii) for the six (6) months ending December 31, 1999, .85 to 1.00; (iii) for the nine (9) months ending March 31, 2000, .90 to 1.00; and (iv) for the fiscal year ending June 30, 2000 and thereafter, 1.00 to 1.00; provided, however, that, anything in this Section 5.7(a) to the contrary notwithstanding, from and after the date the Fixed Charge Coverage Ratio equals or exceeds 1.00 to 1.00 for the most recently completed four (4) fiscal quarters, such ratio shall not be permitted to be below 1.00 to 1.00 at any time thereafter.

         (b) The Total Unused Credit Availability shall be at least (i) Ten Million Dollars ($10,000,000) on the Closing Date (after the making of the Loans and issuing of the Letters of Credit to be made and issued, respectively, on the Closing Date) and thereafter for a period of ninety (90) days, and (ii) Fifteen Million Dollars ($15,000,000) on the ninetieth day after the Closing Date and at all times thereafter; provided, however, commencing September 30, 1999, that the requirements of this Section 5.7(b) shall terminate at such time as the Fixed Charge Coverage Ratio equals or exceeds 1.00 to 1.00 for the most recently completed four (4) fiscal quarters.

         SECTION 5.8. BORROWING. No Company shall, without the prior written consent of Agent and the Required Banks, create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to:

         (a) the Loans and any other Indebtedness incurred to Agent or the Banks pursuant to this Agreement;

         (b) One Million Dollars ($1,000,000) of borrowings in the aggregate for U.S. Borrower and U.S. Guarantors;

         (c) any loans or capital leases to a Company for the purchase or lease of assets, which loans or leases are secured by the assets being purchased or leased, so long as the aggregate principal amount of all such loans or leases does not exceed Five Million Dollars ($5,000,000) at any time outstanding;

         (d) the Indebtedness set forth in SCHEDULE 5.8 to the Disclosure Statement;

         (e) the Indebtedness incurred pursuant to the Indenture, so long as there is no increase therein after the Closing Date;

         (f) (i) loans, advances and guarantees to a Company from a Company so long as each Company receiving such loans, advances or guarantees is a Borrower or Guarantor of Payment or (ii) loans, advances and guarantees by a Subsidiary which is not a Borrower or a Guarantor of Payment to a Wholly Owned Subsidiary of the U.S. Borrower;

         (g) Indebtedness under any Hedge Agreement; or

         (h) Indebtedness of Foreign Subsidiaries (other than United Kingdom or Canadian Subsidiaries, Rudd Australia LLC or Advanced Lighting Technologies, Australia Inc.) in an aggregate amount at any time outstanding, for all of the foregoing Subsidiaries, not in excess of One Million Dollars ($1,000,000).

         SECTION 5.9. LIENS. No Company shall, without the prior written consent of Agent and the Required Banks, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Borrower or a Guarantor of Payment;

         (d) the Liens set forth on SCHEDULE 5.9 to the Disclosure Statement;

         (e) Liens on fixed assets securing the loans or capital leases pursuant to Section 5.8 (c) or (d) hereof, provided that such Lien only attaches to the property being acquired or leased;

         (f) any mortgage, security interest or Lien securing only Indebtedness incurred to Agent, for the benefit of the Banks;

         (g) easements, rights-of-way or other minor defects or irregularities in title to real property owned by a Company not interfering in any material respect with the use of such property in the business of any Company;

         (h) Liens ratably securing Indenture obligations approved by the Required Banks, in their sole discretion;

         (i) Liens securing Indebtedness permitted by Sections 5.8(b) and (h) hereof; or

         (j) Liens arising out of title retention provisions in a supplier's standard conditions for supply of goods required in the order of the usual course of trading.

No Company shall enter into any contract or agreement (other than the Indenture and as set forth on SCHEDULE 5.9 to the Disclosure Statement) that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company.

         SECTION 5.10. REGULATIONS U AND X. To the extent applicable, no Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOANS. No Company shall, without the prior written consent of Agent and the Required Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or
(e) be or become a Guarantor of any kind, except guarantees securing only Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to:

         (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

         (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;

         (iii) any investment in commercial paper or securities which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

         (iv) investments, loans or guarantees listed on SCHEDULE 5.11 to the Disclosure Statement and the holding of Subsidiaries listed on SCHEDULE 6.1 to the Disclosure Statement;

         (v) (i) loans, investments, advances and guarantees to a Company from a Company so long as each Company receiving such loans, investments, advances or guarantees is a Borrower or Guarantor of Payment or (ii) loans, advances or guarantees by a Subsidiary which is not a Borrower or a Guarantor of Payment to a Wholly Owned Subsidiary of U.S. Borrower or investments by such a Subsidiary in any Wholly Owned Subsidiary of U.S.
Borrower.

         (vi) any guaranty of the Indebtedness permitted pursuant to Section 5.8 hereof;

         (vii) any advance or loan to an officer or employee of a Borrower or a Subsidiary made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of One Million Dollars ($1,000,000) at any time outstanding;

         (viii) the loan from U.S. Borrower to Wayne R. Hellman, outstanding on the Closing Date in the principal amount of Nine Million Dollars ($9,000,000), provided that such loan shall be paid in full on October 6, 1999;

         (ix) at any time after the occurrence of the Equity Event, other investments of the type referenced in (a), (b) or (c) referenced in the lead in hereto in Affiliates or other Persons with whom a Company participates in a joint venture or similar relationship as of the date hereof not exceeding Six Million Dollars ($6,000,000) in the aggregate for all Companies (but with no individual investment exceeding Three Million Dollars ($3,000,000)); provided that, immediately after giving effect thereto, the Total Unused Credit Availability shall be at least Fifteen Million Dollars ($15,000,000); or

         (x) at any time after the occurrence of the Equity Event, other guarantees not exceeding Two Million Dollars ($2,000,000) in the aggregate for all Companies at any time; provided that, immediately after giving effect thereto, the Total Unused Credit Availability shall be at least Fifteen Million Dollars ($15,000,000).

         SECTION 5.12. MERGER AND SALE OF ASSETS. No Company, without the prior written consent of Agent and the Required Banks, shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that this Section 5.12 shall not prohibit transactions permitted under Section 5.11(v) and that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary (other than a Borrower) may merge with (i) a Borrower (provided that such Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment, provided that either (A) the continuing or surviving Person shall be a Wholly-Owned Subsidiary that is a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this sub-clause (ii), a Borrower and/or one or more Wholly-Owned Subsidiaries that are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Stock (or voting power of all outstanding Voting Stock) of the continuing or surviving Person as such Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

         (b) any Subsidiary (other than a Borrower) may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower, (ii) any Wholly-Owned Subsidiary that is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which a Borrower and/or one or more Wholly-Owned Subsidiaries, that are Guarantors of Payment, shall own not less than the same percentage of Voting Stock (or voting power of all outstanding Voting Stock) as a Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition;

         (c)      any Company may effect a Permitted Disposition; and

         (d) any Canadian Borrower may merge with another Canadian Borrower or any UK Borrower may merge with another UK Borrower.

         SECTION 5.13. ACQUISITIONS. After the Closing Date, no Borrower or Subsidiary shall effect an Acquisition.

         SECTION 5.14. NOTICE. U.S. Borrower shall cause a Financial Officer to promptly notify Agent and the Banks whenever any Unmatured Event of Default or Event of Default may occur hereunder or any representation or warranty made in
Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all respects with any and all Environmental Laws applicable to it including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except to the extent non-compliance will not result in a Material Adverse Effect. Borrowers shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law applicable to it to the extent the same may result in a Material Adverse Effect. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise. Borrowers shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law applicable to it.

         SECTION 5.16. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company, or
(b) any transaction between a Borrower or a U.S. Guarantor and an Affiliate (if a Borrower or Guarantor of Payment) which such Borrower reasonably determines in good faith is beneficial to such Borrower and its Affiliates as a whole and which is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

         SECTION 5.17. USE OF PROCEEDS. U.S. Borrower's use of the proceeds of the Revolving Credit Notes shall be for working capital and general corporate purposes of Borrowers and their Subsidiaries and the proceeds of the Term Notes shall be solely for the retirement of existing Indebtedness. Canadian Borrowers' use of proceeds of the Canadian Revolving Credit Notes shall be solely for working capital and other general corporate purposes of Canadian Borrowers and their Subsidiaries. UK Borrowers' use of proceeds of the UK Revolving Credit Notes shall be solely for working capital and other general corporate purposes of UK Borrowers and their Subsidiaries and such proceeds shall not be used for a purpose that is prohibited by Sections 151-158 of the Companies Act 1985.





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         SECTION 5.18. CORPORATE NAMES. No Borrower or Guarantor of Payment
shall change its corporate name, unless, in each case, such Company shall provide Agent with at least thirty (30) days prior written notice thereof.

         SECTION 5.19. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. No Borrower or Guarantor of Payment shall amend its Articles of Incorporation, or charter or constitutional or equivalent documents without the prior written consent of Agent; provided, however, that U.S. Borrower may amend its Articles of Incorporation to provide for the designation of a series of preferred stock in connection with the Equity Event.

         SECTION 5.20. CAPITAL DISTRIBUTIONS. U.S. Borrower shall not pay or commit itself to pay Capital Distributions at any time.

         SECTION 5.21. INDENTURE PAYMENTS. U.S. Borrower shall not make any prepayment, redemption, defeasance or covenant defeasance of any kind with respect to the Indebtedness evidence by the Indenture; PROVIDED, HOWEVER, that so long as there does not exist, nor immediately thereafter shall begin to exist, an Unmatured Event of Default or an Event of Default, U.S. Borrower may make payments of interest required by the terms and conditions of the Indenture.

         SECTION 5.22. SUBSIDIARIES CREATED, ACQUIRED OR HELD SUBSEQUENT TO CLOSING DATE.

         (a) Subject to Section 5.22(b) hereof, each Subsidiary created, acquired or held subsequent to the Closing Date (i) shall immediately execute and deliver to Agent for the benefit of the Banks a Guaranty of Payment and such Security Documents as Agent shall require and shall deliver to Agent and the Banks such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent; provided, however, that no Foreign Subsidiary shall be required to execute or deliver any Guaranty of Payment or Security Document so long as the execution thereof will cause or result in an adverse tax consequence to any Company; and (ii) U.S. Borrower or the appropriate Borrower or Guarantor of Payment shall deliver to Agent, for the benefit of the Banks, the share certificates, or other evidence of equity interest, of such Subsidiary pursuant to the terms of the Pledge Agreement executed by such Borrower or such Guarantor of Payment; provided however, that no Company shall be required to pledge more than sixty-five (65%) of the outstanding shares of stock or other equity interest of any Foreign Subsidiary as security for the obligations of U.S. Borrower or the U.S. Guarantors under this Agreement so long as the pledge thereof will cause or result in an adverse tax consequence to any Company.

         (b) Notwithstanding anything in subsection (a) hereof to the contrary, a Subsidiary shall not be required to comply with the requirements of such subsection so long as (i) the total assets of such Subsidiary are less than the amount of One Hundred Thousand Dollars ($100,000), and (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than One Hundred Thousand Dollars ($100,000) does not exceed the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000); provided, that in the event that the total assets of any Subsidiary which has not complied with the requirements of subsection (a) above are at any time equal to or greater than One

Hundred Thousand Dollars ($100,000), Borrowers shall provide Agent and the Banks with prompt written notice of such asset value.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants that the statements set forth in this Article VI are true, correct and complete.

         SECTION 6.1. CORPORATE EXISTENCE; FOREIGN QUALIFICATION; SUBSIDIARIES.

         (a) Each Borrower and Guarantor of Payment is an entity duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

         (b) SCHEDULE 6.1 of the Disclosure Statement sets forth (i) the state (or other jurisdiction) of organization of each Borrower, and (ii) each state (or other jurisdiction) in which each Borrower is qualified to do business.

         (c) SCHEDULE 6.1 of the Disclosure Statement sets forth (i) each Company, (ii) such Company's state (or other jurisdiction) of organization, and
(iii) the direct or indirect ownership of U.S. Borrower in such Company.

         SECTION 6.2. CORPORATE AUTHORITY. Each Borrower and Guarantor of Payment has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Borrower and Guarantor of Payment is a party have been duly authorized and approved by such Borrower's or Guarantor of Payment's Board of Directors (or other governing body) and are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of any Borrower and Guarantor of Payment under the provisions of such Borrower's or Guarantor of Payment's Articles of Incorporation or Bylaws (or equivalent organizational, constitutional, as applicable to it, and governing documents) or any agreement to which such Company is a party or by which its assets are subject or bound, except to the extent such conflict or breach would not have a Material Adverse Effect.

         SECTION 6.3. COMPLIANCE WITH LAWS. Each Borrower and Guarantor of
Payment:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, provincial, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws applicable to it relating thereto, except to the extent the failure to do so would not have a Material Adverse Effect;

         (b) is in compliance with all federal, state, provincial, local, or foreign applicable statutes, rules, regulations, and orders applicable to it including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except to the extent the failure to do so would not have a Material Adverse Effect; and

         (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except to the extent such violation or default would not have a Material Adverse Effect.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on SCHEDULE 6.4 of the Disclosure Statement, as to any of which, if determined adversely, would involve in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or in the aggregate respecting the assets, property, business, operations or condition (financial or otherwise) of any Company, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         SECTION 6.5. LOCATION. SCHEDULE 6.5 of the Disclosure Statement sets forth (a) the location of the chief executive office and the principal place of business of each Borrower and Guarantor of Payment, (b) each location where each Borrower and Guarantor of Payment has places of business or maintains inventory, equipment or records concerning such Company's accounts, and (c) each state or other location where each Borrower or Guarantor of Payment owns any real property.

         SECTION 6.6. TITLE TO ASSETS. Each Borrower and Guarantor of Payment has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section
5.9 hereto.

         SECTION 6.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement or other evidence of a Lien outstanding covering any property (real or personal) of any Borrower or

Guarantor of Payment other than a financing statement in favor of Agent, on behalf of the Banks; (b) there is no mortgage outstanding covering any real property of any Borrower or Guarantor of Payment; and (c) no real or personal property of any Borrower or Guarantor of Payment is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Agent, on behalf of the Banks. Except as set forth on SCHEDULE 6.7 of the Disclosure Statement, no Borrower or Guarantor of Payment has entered into any contract or agreement which exists on or after the Closing Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property (real or personal) or assets of any Borrower or Guarantor of Payment.

         SECTION 6.8. TAX RETURNS. All federal, state, provincial, local and, if applicable, foreign tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company (including the Consolidated and individual accruals, as the case may be) is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.9. ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws applicable to it, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except to the extent failure to comply would not have a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law applicable to it is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws applicable to it), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law applicable to it, except to the extent the same would not have a Material Adverse Effect. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise.

         SECTION 6.10. CONTINUED BUSINESS. There exists no actual, pending, or, to each Borrowers' and Guarantor of Payments' knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Borrower or Guarantor of Payment and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Borrower or Guarantor of Payment, and there exists no present condition or state of facts or circumstances which would affect any Company in any respect or prevent a Company from conducting such




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business or the transactions in substantially the same manner in which it was previously conducted, except to the extent the same would not cause a Material Adverse Effect.

         SECTION 6.11.     EMPLOYEE BENEFITS PLANS.

         (a) As to U.S. Borrower and U.S. Guarantors, SCHEDULE 6.11 of the Disclosure Statement identifies each Plan. No ERISA Event has occurred or is expected to occur with respect to a U.S. Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each Plan. The liability of each Controlled Group member with respect to each Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the Plan. With respect to each Plan that is intended to be qualified under Code
Section 401(a): (a) the Plan and any associated trust operationally comply in all material respects with the applicable requirements of Code Section 401(a),
(b) the Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the Plan and any associated trust have received a favorable determination letter or will file for and subsequently receive a favorable determination letter, from the Internal Revenue Service stating that the Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the Plan qualifies under Code
Section 401(k), unless the Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within in the meaning of ERISA Section 4203) would not exceed Two Hundred Fifty Thousand Dollars ($250,000).

         (b) As to Canadian Borrowers and UK Borrowers, all Plans are identified on SCHEDULE 6.11 of the Disclosure Statement. All obligations of Canadian Borrowers and UK Borrowers under their respective Plans, pursuant to the requirements of the Pension Benefits Act (Nova Scotia) (as to the Canadian Borrowers) and all other statutes, laws and regulations applicable to or governing such Plans, have been fully funded and paid to date. Canadian Borrowers and UK Borrowers, as the case may be, are not aware of, and have received no notices of, any violation of any statute, law or regulation applicable to their Plans, respectively.

         SECTION 6.12. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other

Person is required to be obtained or completed by any Borrower or any Guarantor of Payment in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

         SECTION 6.13.     SOLVENCY.

         (a) U.S. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that U.S. Borrower has incurred to the Banks. U.S. Borrower is not insolvent as defined in any applicable state or federal statute, nor will U.S. Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. U.S. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. U.S. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         (b) Each Canadian Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Canadian Borrower has incurred to the Canadian Banks. No Canadian Borrower is insolvent as defined in any applicable state or federal statute or applicable foreign law or regulation, nor will any Canadian Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Canadian Banks. No Canadian Borrower is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Canadian Banks incurred hereunder. No Canadian Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         (c) Each UK Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that such UK Borrower has incurred to the Banks. No UK Borrower is insolvent as defined in any applicable state or federal statute or applicable foreign law or regulation, nor will any UK Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. No UK Borrower is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. No UK Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 6.14. FINANCIAL STATEMENTS. The Consolidated financial statements of U.S. Borrower for the fiscal year ended June 30, 1998 and the interim financial statements for the fiscal quarter ended March 31, 1999, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of U.S. Borrower and its Subsidiaries as of the dates of such financial statements and the results of their operations for the periods then ended. Since the dates of those statements, except as set forth on SCHEDULE 6.14, there has been no material adverse change in any Company's financial condition, properties or business.

         SECTION 6.15. REGULATIONS. U.S. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors. Neither the granting of any Loan (or any conversion thereof) nor the use of proceeds of any UK Revolving Loan or UK Letter of Credit will be used for a purpose which is prohibited by applicable laws, including Sections 151-158 of the Companies Act 1985.

         SECTION 6.16. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 6.16 hereto, no Borrower or Guarantor of Payment is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement which, as to subsections (a) through (f), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.17. INTELLECTUAL PROPERTY. Each Borrower and Guarantor of Payment owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others except to the extent the failure to have any such licenses or rights would not have a Material Adverse Effect.
SCHEDULE 6.17 of the Disclosure Statement sets forth all intellectual property owned by each Borrower and Guarantor of Payment, setting forth in detail a description of such intellectual property and the owner thereof.

         SECTION 6.18. INSURANCE. Each Borrower and Guarantor of Payment maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies. SCHEDULE 6.18 of the Disclosure Statement sets forth all insurance carried by each Borrower and Guarantor of Payment, setting forth in detail the amount and type of such insurance.

         SECTION 6.19. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrowers, there is no known fact that any Company has not disclosed to Agent and the Banks which has or would have a Material Adverse Effect.

         SECTION 6.20. INDENTURE. (a) No Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) exists, nor will any such Event of Default or Default exist





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

immediately after the granting of any Loan, under the Indenture or any agreement executed by U.S. Borrower in connection therewith; and (b) this Agreement is the "Credit Facility" as defined in the Indenture or is otherwise permitted under
Section 4.03(a)(ix) of the Indenture.

         SECTION 6.21. NEW CREDIT FACILITY. This Agreement (a) shall constitute the "Credit Facility" (as defined in the Indenture) or is otherwise permitted under Section 4.03(a)(ix) of the Indenture and (b) shall be deemed to be a replacement of the Credit Agreement dated as of January 2, 1998, as amended, among Borrower, National City Bank, as administrative agent and the lending institutions a party thereto or otherwise be permitted under Section 4.03(a)(ix) of the Indenture.

         SECTION 6.22. YEAR 2000 COMPLIANCE. All of each Borrower's computer hardware and software shall provide the following functions: (a) consistently handle date information on or before and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portion of dates; (b) function accurately in accordance with the specifications of such computer hardware or software and without interruption on or before and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner on or before and after January 1, 2000; and (d) store and provide output of date information in ways that are unambiguous as to century on or before and after January 1, 2000.

         SECTION 6.23. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.


                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If the principal of or interest on any Note or any facility or other fee shall not be paid in full punctually when due and payable.

         SECTION 7.2. SPECIAL COVENANTS. If any Company (to the extent applicable) shall (a) fail or omit to perform and observe Sections 5.1 or 5.5 to the extent material to the Companies taken as a whole, or (b) fail or omit to perform and observe in any respect Sections 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.18, 5.20, 5.21 or 5.22 hereof.

         SECTION 7.3. OTHER COVENANTS. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within twenty (20) days after the giving of written notice thereof to U.S. Borrower or such Company by Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

         SECTION 7.5. CROSS DEFAULT. If any Company shall (a) default in the payment of principal or interest due and owing upon any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, or (b) otherwise be obligated to prepay, repay, redeem, defease or otherwise offer to prepay or repay prior to the stated maturity date thereof any such obligations including, without limitation, obligations under the Indenture or the notes issued pursuant thereto, provided the aggregate of all such obligations under (a) and (b) above for all Companies equals or exceeds Two Hundred Fifty Thousand Dollars ($250,000).

         SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) the Required Banks determine could have a Material Adverse Effect, or
(b) results in a Lien on any of the assets of U.S. Borrower or any U.S.
Guarantor.

         SECTION 7.7. CHANGE IN CONTROL. If any Change in Control shall occur.

         SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments, for all such Companies, shall exceed Two Hundred Fifty Thousand Dollars ($250,000).

         SECTION 7.9. MATERIAL ADVERSE CHANGE. (a) The forced liquidation value of the collateral for the Debt, considered as an entirety, shall in the reasonable written opinion of Agent or the Required Banks delivered to U.S. Borrower substantially decline or (b) any other objective event or circumstance shall occur or exist after the Closing Date which, in the reasonable opinion of Agent or the Required Banks, (i) casts reasonable and substantial doubt upon any Borrower's ability to (A) repay all or any part of the Debt in accordance with its terms or (B) refinance the Debt, or (ii) has resulted in a Material Adverse Effect based upon (A) the most recent financial statements delivered pursuant to
Section 5.3 hereof or (B) any other objective and verifiable event or circumstance.

         SECTION 7.10. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Borrower or Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against any Borrower or Guarantor of Payment shall be contested by any Company or any other Obligor; (c) any Borrower or Guarantor




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

of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.

         SECTION 7.11. INDENTURE. If (a) an Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) shall occur under the Indenture or any agreement executed by U.S. Borrower in connection therewith; or
(b) this Agreement shall cease to be deemed the "Credit Facility" as defined in the Indenture or the facilities hereunder not be permitted under Section 4.03(a)(ix) of the Indenture.

         SECTION 7.12. SOLVENCY. If any Company shall (a) discontinue business,
(b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, state or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, state or, if applicable, other jurisdiction) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

         SECTION 7.13. UK BORROWER SOLVENCY. If (a) any UK Borrower or any Subsidiary of a UK Borrower shall (i) take any corporate action for or other formal steps are taken or legal or other proceedings started or a petition is presented for its winding up administration dissolution or reorganization (other than for the purposes of a bona fide solvent scheme of reconstruction previously approved in writing by Agent and the Required Banks, or, in respect of a petition or other proceedings for its winding up only, where such action is taken on grounds which such UK Borrower (or Subsidiary thereof) shall reasonably demonstrate to Agent and the Required Banks to be vexatious or unwarranted and such petition is withdrawn or dismissed or such proceedings are withdrawn or stayed within fourteen (14) days and prior to their advertisement) or for the appointment of a provisional liquidator, receiver, administrator, trustee or similar officer of all or any material part of its assets, (ii) be or become or admits in writing its inability to pay its debts as they fall due as that expression is defined in Section 123 of the Insolvency Act 1986, (iii) cease or threaten to cease to carry on all or any substantial part of its business, (b) a moratorium in respect of all or any of the debts of any UK Borrower or any Subsidiary of a UK Borrower or a composition or arrangement readjustment or rescheduling with all or any class of creditors of any UK Borrower or Subsidiary thereof is proposed, agreed, applied for, ordered or declared, (c) a receiver or administrative receiver is appointed in respect of any UK Borrower or any Subsidiary thereof or in respect of all or any material part of its assets or if the security created by any Lien created by any UK Borrower or any Subsidiary thereof over all or any material part of its undertaking, assets, rights or remedies become enforceable or any step is taken to enforce such Lien, or (d) any distress execution attachment or other process is carried out or otherwise affects any assets of any UK Borrower or Subsidiary thereof and is not discharged within three (3) days.


                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 , 7.10, 7.11 or 7.13 hereof shall occur, the Required Banks shall have the right, in their discretion, by directing Agent, on behalf of the Banks, to give written notice to Borrowers, to:

         (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of Banks, and each thereof, to make any further Loan and the obligation of Agent or any Fronting Bank to issue any Letter of Credit hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrowers.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.12 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, nor shall Agent or any Fronting Bank be obligated to issue any Letter of Credit hereunder, and

         (b) the principal of and interest then outstanding on all Notes, and all of the Debt shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrowers.

         SECTION 8.3. LETTERS OF CREDIT. If the maturity of the Notes is accelerated pursuant to Sections 8.1 or 8.2 hereof, U.S. Borrower shall immediately deposit with Agent, as security for each Borrower's and U.S. Guarantor's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit, cash equal to the sum of One Hundred Five percent (105%) of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Banks are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Bank to or for the credit or account of U.S. Borrower or any Domestic Subsidiary, as security for any Company's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit.

         SECTION 8.4. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.12 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by a Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of such Borrower, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.

         SECTION 8.5. EQUALIZATION PROVISION.

         (a) Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks, or any thereof, in respect of the Debt (except as to the Canadian Revolving Credit Commitment and under Article III hereof), it shall purchase from such other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage.

         (b) Each Canadian Bank agrees with the other Canadian Banks that if it, at any time, shall obtain any Advantage over the other Canadian Banks, or any thereof, in respect of the Canadian Revolving Credit Commitment, the Canadian Revolving Loans, the Canadian Letters of Credit or any of the obligations incurred in connection with the Canadian Revolving Credit Commitment (except under Article III hereof), it shall purchase from such other Canadian Banks, for cash and at par, such additional participation in the obligations incurred pursuant to the Canadian Revolving Credit Commitment as shall be necessary to nullify the Advantage.

         (c) Except as set forth in Section 2.11 of this Agreement, only the Canadian Banks shall be obligated, upon the terms and conditions set forth in this Agreement, to fund Canadian Revolving Loans and participate in the issuance of Canadian Letters of Credit; provided that, anything in this Agreement to the contrary notwithstanding, upon the earlier of (i) the occurrence of an Event of Default specified in Section 7.12 hereof, or (ii) the acceleration of the Debt pursuant to Section 8.2 hereof (hereinafter, a "Equalization Event"), each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks, or any thereof, in respect of the Debt (except under Article III hereof) then outstanding (as calculated, with respect to the outstanding Canadian Revolving Loans, the Canadian Letters of Credit and any other amounts outstanding with respect to the Canadian Revolving Credit Commitment, using the Dollar Equivalent in effect on the Equalization Date, as hereinafter defined), then such Bank having an Advantage shall purchase from the other Banks, including the Canadian Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. As used herein, "Equalization Date" shall mean the date that the Equalization Event occurs.

         (e) Each Bank further agrees with the other Banks that if it any time shall receive any payment for or on behalf of any Borrower or any Indebtedness owing by such Borrower to that Bank by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Indebtedness owing by such Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Each Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of such Borrower in the amount of such participation.


                              ARTICLE IX. THE AGENT

         The Banks authorize PNC Bank, National Association and PNC Bank, National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 9.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank in writing that such Bank believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION 9.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Unmatured Event of Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to their respective Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrowers and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrowers so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent who shall serve as agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.


                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 10.3. AMENDMENTS, CONSENTS.

         (a) No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (i) any increase in the Commitment hereunder, (ii) the extension of maturity of the Notes, the payment date of principal and interest thereunder, or the payment of facility or other fees or amounts payable hereunder, (iii) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrowers to the Banks hereunder, (iv) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement,
(v) the release of any Guarantor of Payment or of any collateral securing any part of the Debt, or (vi) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrowers to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. Any amendment to this





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

Agreement or any other Loan Document shall further require the consent of any Borrower that is a party thereto.

         (b) In the event that Agent requests the consent of a Bank pursuant to this Section 10.3 and such Bank shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Bank shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Bank pursuant to this Section 10.3 and such consent is denied, then Agent may, at its option, require such Bank to assign its interest in the Loans to any other Bank or Banks so designated by Agent or to any other Person designated by Agent (the "Designated Bank"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Bank, which interest and fees shall be paid when collected from the Borrowers. In the event Agent elects to require the Bank to assign its interest to a Designated Bank, Agent or the Designated Bank will so notify such Bank in writing within forty-five (45) days following such Bank's denial, and such Bank will assign its interest to the Designated Bank no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Bank, the Designated Lender and Agent.

         SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt.

         SECTION 10.5. COSTS, EXPENSES AND TAXES. U.S. Borrower agrees to pay on demand all costs and expenses of Agent, including but not limited to, (a) administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses of Agent and the Banks, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, the Loan Documents or any Related Writing. In addition, (i) U.S. Borrower, (ii) Canadian Borrowers, to the extent relating to the Canadian Revolving Credit Commitment, the Canadian Revolving Loans, the Canadian Letters of Credit or any Canadian Borrower, and (iii) UK Borrowers, to the extent relating to the UK Revolving Credit Commitment, the UK Revolving Loans, the UK Letters of Credit or any UK Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 10.6.     INDEMNIFICATION.

         (a) U.S. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or Obligor or any of their respective affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         (b) Each Canadian Borrower agrees, to the extent relating to the Canadian Revolving Credit Commitment, the Canadian Revolving Loans, the Canadian Letters of Credit or any Canadian Borrower, to defend, indemnify and hold harmless Agent and the Canadian Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or the Canadian Banks in connection with any investigative, administrative or judicial proceeding (whether or not the Canadian Banks or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Canadian Revolving Credit Commitment, the Canadian Revolving Loans, the Canadian Letters of Credit, any activities of any Canadian Borrower or any actual or proposed use of proceeds of the Canadian Revolving Loans, the Canadian Letters of Credit, or any of the Indebtedness or other obligations incurred in connection with the Canadian Revolving Credit Commitment; provided that neither the Canadian Banks nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section
10.6 shall survive any termination of this Agreement.

         (c) Each UK Borrower agrees, to the extent relating to the UK Revolving Credit Commitment, the UK Revolving Loans, the UK Letters of Credit or any UK Borrower, to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or the Banks in connection with any investigative, administrative or judicial proceeding (whether or not the Banks or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of the UK Revolving Credit Commitment, the UK Revolving Loans, the UK Letters of Credit, any activities of any UK Borrower or any actual or proposed use of proceeds of the UK Revolving Loans, the UK Letters of Credit, or any of the Indebtedness or other obligations incurred in connection with the UK Revolving Credit Commitment; provided that no Bank or Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrowers and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward any Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 10.9. BINDING EFFECT; BORROWERS' ASSIGNMENT. This Agreement shall become effective when it shall have been executed by each Borrower, Agent and each Bank and thereafter shall be binding upon and inure to the benefit of each Borrower, Agent and each of the Banks and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

         SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS.

         A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any Letter of Credit and any participation purchased pursuant to subsection 4 of
Section 2.1A or 8.5 hereof; provided, however, that a Canadian Bank shall only have the right to make an assignment to another Canadian Bank. In the case of each assignment under this Agreement after the initial syndication of the Commitment, the assignor and the assignee shall comply with the following requirements:

                  (i) Prior Consent. No assignment may be consummated pursuant to this Section 10.10 without the prior written consent of U.S. Borrower and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of U.S. Borrower and Agent shall not be unreasonably withheld; provided, however, that, U.S. Borrower's consent shall not be required if, at the time of the proposed assignment, any Unmatured Event of Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                  (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

                  (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Two Thousand Five Hundred Dollars ($2,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall
         (A) cause the assignee to execute and deliver to Borrowers and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                  (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder,
         (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrowers) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrowers) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrowers) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, Borrowers shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrowers in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrowers marked "replaced".

         Upon satisfaction of the requirements of set forth in (i) through (iv), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and SCHEDULE 1 hereof shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or any Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any Letter of Credit and any participation, if any, purchased pursuant to Section 2.1A or 8.5 hereof or this Section 10.10B.

         The provisions of Article III and Section 10.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrowers the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

         (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.





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

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         SECTION 10.12. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 10.13. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio (except as to the filing of financing statements or their equivalent outside of the State of Ohio, in which case the laws of the filing jurisdiction shall apply) and the respective rights and obligations of Borrowers and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 10.14. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         SECTION 10.15. NO CROSS COLLATERALIZATION. For the avoidance of doubt, the parties hereto agree that (i) collateral securing the Debt of the U.S. Borrower shall not constitute security for any other obligation hereunder, including without limitation any Canadian Loan, Canadian Letter of Credit, UK Loan or UK Letter of Credit; (ii) collateral securing Debt of Canadian Borrowers under Canadian Loans or Canadian Letters of Credit shall not constitute security for any other obligation hereunder, including without limitation Debt of the U.S. Borrower or the UK Borrowers; (iii) collateral securing Debt of the UK Borrowers under UK Loans or UK Letters of Credit shall not constitute security for any other obligation hereunder, including without limitation Debt of the U.S. Borrower or the Canadian Borrowers; and (iv) collateral securing the guarantee obligations of any Guarantor hereunder under its Guaranty of Payment shall constitute security only for such Guaranty of Payment of such Guarantor and no other obligation. Notwithstanding the foregoing and in all events, the Capital Stock of Parry Power Systems Limited shall be deemed, and is permitted, to be collateral securing the Debt of the U.S. Borrower.


                  [Remainder of page left intentionally blank]













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


         SECTION 10.16. JURY TRIAL WAIVER. EACH BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF.

                                                  U.S. BORROWER:

Address:    3200 Aurora Road                      ADVANCED LIGHTING
            Solon, Ohio  44139                    TECHNOLOGIES, INC.
            Attention: Treasurer
                                                  By: /s/ Nicholas R. Sucic
                                                     ---------------------------
                                                  Title: Treasurer
                                                        ------------------------


                                                  CANADIAN BORROWERS:

Address:    10 Chandler Road                      CANADIAN LIGHTING SYSTEMS
            P.O. Box 250                          HOLDING, INCORPORATED
            Amherst, Nova Scotia BH4 3Z2
            Attention: Treasurer
                                                  By: /s/ R.G. Douglas Oulton
                                                     ---------------------------
                                                  Title: Secretary
                                                        ------------------------


Address:    10 Chandler Road                      BALLASTRONIX INCORPORATED
            P.O. Box 250
            Amherst, Nova Scotia BH4 3Z2          By: /s/ R.G. Douglas Oulton
                                                     ---------------------------
            Attention: Treasurer                  Title: Assistant Secretary
                                                        ------------------------

                                                  UK BORROWERS:

Address:    Victoria Mills                        PARRY POWER SYSTEMS
            Draycott                               LIMITED
            Derby DE72 3PW England
            Attention: Treasurer
                                                  By: /s/ W. Ian Wilkinson
                                                     ---------------------------
                                                  Title: Director
                                                        ------------------------


Address:    Victoria Mills                        VENTURE LIGHTING
            Draycott                               EUROPE LTD.
            Derby DE72 3PW England
            Attention: Treasurer
                                                  By: /s/ R.M. Heyworth
                                                     ---------------------------
                                                  Title: Director
                                                        ------------------------


                                                  AGENT AND THE BANKS:

Address:    PNC Bank, National Association        PNC BANK, NATIONAL
            2 PNC Plaza                            ASSOCIATION, as Agent and
            620 Liberty Avenue, 18th Floor         as a Bank
            Pittsburgh, PA  15222
            Attention:  Richard Muse, Jr.         By: /s/ Douglas K. Winget
                                                     ---------------------------
                                                     Douglas K. Winget,
                                                     Vice President








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                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$__________                                                     Cleveland, Ohio
                                                                  May ___, 1999

         FOR VALUE RECEIVED, the undersigned, ADVANCED LIGHTING TECHNOLOGIES, INC. ("U.S. Borrower") promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Bank") at the Main Office of PNC BANK, NATIONAL ASSOCIATION, as Agent, 2 PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222, the principal sum of

 .....................................................................  DOLLARS

or the aggregate unpaid principal amount of all U.S. Revolving Loans made by Bank to U.S. Borrower pursuant to subsection 1 of Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of May __, 1999, among U.S. Borrower, certain Subsidiaries as Canadian Borrowers and certain Subsidiaries as UK Borrowers, the banks named therein and PNC Bank, National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         U.S. Borrower also promises to pay interest on the unpaid principal amount of each U.S. Revolving Loan from time to time outstanding, from the date of such U.S. Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of subsection 1 of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such subsection 1 of Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing U.S. Base Rate Loans and Eurodollar Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from U.S. Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

         Except as expressly provided in the Credit Agreement, U.S. Borrower expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Banks.


                                               ADVANCED LIGHTING TECHNOLOGIES,
                                                 INC.

                                               By:______________________________
                                               Title:___________________________



================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT B

                            UK REVOLVING CREDIT NOTE

$_____________                                                   Cleveland, Ohio
                                                                    May __, 1999

         FOR VALUE RECEIVED, the undersigned, PARRY POWER SYSTEMS LIMITED (Company No. 3341889) and VENTURE LIGHTING EUROPE LTD. (Company No. 2833448) (collectively "UK Borrowers", and individually "UK Borrower"), jointly and severally, promise to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Bank") at the Designated Lending Office, as defined in the Credit Agreement, the principal sum of

 ..................................................................    DOLLARS

or the aggregate unpaid principal amount of all UK Revolving Loans made by Bank to UK Borrowers pursuant to subsection 2 of Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of May __, 1999, among Advanced Lighting Technologies, Inc., as U.S. Borrower, UK Borrowers and certain Subsidiaries as Canadian Borrowers, the banks named therein and PNC Bank, National Association, as Agent, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         UK Borrowers also promise to pay interest on the unpaid principal amount of each UK Revolving Loan from time to time outstanding, from the date of such UK Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of subsection 2 of
Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such subsection 2 of Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing UK Base Rate Loans and UK Fixed Rate Loans, and payments of principal thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of UK Borrowers under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the UK Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

         Except as expressly provided in the Credit Agreement, each UK Borrower expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Banks.

                                         PARRY POWER SYSTEMS LIMITED

                                         By:____________________________________
                                         Title:_________________________________

                                         and____________________________________
                                         Title:_________________________________

                                         VENTURE LIGHTING EUROPE LIMITED

                                         By:____________________________________
                                         Title:_________________________________

                                         and____________________________________
                                         Title:_________________________________


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT C

                         CANADIAN REVOLVING CREDIT NOTE

CAD$__________                                                   Cleveland, Ohio
                                                                   May ___, 1999

         FOR VALUE RECEIVED, the undersigned, BALLASTRONIX INCORPORATED and CANADIAN LIGHTING SYSTEMS HOLDING, INCORPORATED (collectively "Canadian Borrowers", and individually "Canadian Borrower"), jointly and severally, promise to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Canadian Bank") at the Designated Lending Office, as defined in the Credit Agreement, the principal sum of

 ................................................................   CAD DOLLARS

or the aggregate unpaid principal amount of all Canadian Revolving Loans made by Canadian Bank to Canadian Borrowers pursuant to subsection 3 of Section 2.1A of the Credit Agreement, whichever is less, in lawful money of Canada. As used herein, "Credit Agreement" means the Credit Agreement dated as of May __, 1999, among Advanced Lighting Technologies, Inc., as U.S. Borrower, Canadian Borrowers and certain Subsidiaries as UK Borrowers, the banks named therein and PNC Bank, National Association, as Agent, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Canadian Borrowers also promise to pay interest on the unpaid principal amount of each Canadian Revolving Loan from time to time outstanding, from the date of such Canadian Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of subsection 3 of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such subsection 3 of Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Canadian Base Rate Loans and Canadian Fixed Rate Loans, and payments of principal thereof, shall be shown on the records of Canadian Bank by such method as Canadian Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Canadian Borrowers under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Canadian Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, each Canadian Borrower expressly waives presentment, demand, protest and notice of any kind.

         This Note shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Canadian Borrower and Canadian Bank shall be governed by Ohio law, without regard to principles of conflict of laws. Each Canadian Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Note, and each Canadian Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Canadian Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Canadian Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

         EACH CANADIAN BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT

EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED
THERETO.

                                          BALLASTRONIX INCORPORATED


                                          By:___________________________________
                                          Title:________________________________

                                          and___________________________________
                                          Title:________________________________

                                          CANADIAN LIGHTING SYSTEMS
                                            HOLDING, INCORPORATED

                                          By:___________________________________
                                          Title:________________________________

                                          and___________________________________
                                          Title:________________________________

                                    EXHIBIT D

                                    TERM NOTE

$_____________                                                   Cleveland, Ohio
                                                                    May __, 1999


         FOR VALUE RECEIVED, the undersigned, ADVANCED LIGHTING TECHNOLOGIES, INC. ("U.S. Borrower") promises to pay to the order of _________ ("Bank") at the Main Office of PNC BANK, NATIONAL ASSOCIATION, Agent, 2 PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222 the principal sum of

 ....................................................................  DOLLARS

in lawful money of the United States of America in sixty (60) consecutive monthly installments, as described in Section 2.1B of the Credit Agreement, as hereinafter defined, commencing June 1, 1999, and continuing on the 1st day of each succeeding month thereafter through April 1, 2004, with the last payment to be paid on May 1, 2004, in the amount of the then remaining balance of the Term Loan. As used herein, "Credit Agreement" means the Credit Agreement dated as of May __, 1999, among U.S. Borrower, certain Subsidiaries as Canadian Borrowers and certain Subsidiaries as UK Borrowers, the banks named therein and PNC Bank, National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         U.S. Borrower also promises to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, from the date of the Term Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.1B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing U.S. Bases Rate Loans and Eurodollar Loans, and payments of principal of either thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from U.S. Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Term Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, U.S. Borrower expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Banks.

                                     ADVANCED LIGHTING TECHNOLOGIES,
                                      INC.

                                     By:_______________________________________
                                     Title:____________________________________



================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT E

                                 NOTICE OF LOAN

                                                 ________________________, 19___


PNC Bank, National Association
1375 East 9th Street
Cleveland, Ohio 44114

Attention:____________________

Ladies and Gentlemen:

         The undersigned, __________________, refers to the Credit Agreement, dated as of ______, 199_ ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain other Borrowers, as defined in the Credit Agreement, the Banks, as defined in the Credit Agreement, and PNC Bank, National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2 of the Credit Agreement:

         (a)      The Borrower requesting the Loan is
                  __________________________.

         (b)      The Business Day of the Proposed Loan is __________, 19__.

         (c)      The amount of the Proposed Loan is $_______________.

         (d) The Proposed Loan is to be a U.S. Revolving Loan___/Canadian Revolving Loan___/ UK Revolving Loan___. (Check one.)

         (e) The Proposed Loan is to be a Base Rate Loan ____ /Fixed Rate Loan ___. (Check one.)

         (f) If the Proposed Loan is a Fixed Rate Loan, the Interest Period requested is one month ___, two months ___, or three months___.
                  (Check one.)

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                         Very truly yours,

                                         ________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                    EXHIBIT F

                             BORROWERS' CERTIFICATE

                            [TO BE PROVIDED BY BANK]

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE

                                   For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) I am the duly elected Chief Financial Officer of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation ("U.S. Borrower", and together with each of the other Borrowers, as defined in the Credit Agreement (as hereinafter defined), "Borrowers");

         (2) I am familiar with the terms of that certain Credit Agreement, dated as of May ___, 1999, among the Borrowers, the Banks, as defined in the Credit Agreement, and PNC Bank, National Association, as Agent (as the same may be from time to time amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes or constituted an Unmatured Event of Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

         (4) The representations and warranties made by Borrowers contained in each Loan Document are true and correct in all material respects as though made on and as of the date hereof; and

         (5) Set forth on Attachment I hereto are calculations of the Fixed Charge Coverage Ratio set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

         IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 19___.


                                      ______________________________________
                                      (Signature)
                                      Title:________________________________

                                    EXHIBIT H

                                     FORM OF

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, ____. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. Assignor is a party to a Credit Agreement, dated as of May __, 1999 (which, as it may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among ADVANCED LIGHTING TECHNOLOGIES, INC., as U.S. Borrower, certain Subsidiaries as Canadian Borrowers and certain Subsidiaries as UK Borrowers (collectively, "Borrowers", and, individually, "Borrower'), the banking institutions named on
SCHEDULE 1 thereto (collectively, "Banks" and, individually, "Bank"), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on ANNEX 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on ANNEX 1 (hereinafter, "Assigned Amount"),
(b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) Assignor's interest in any Letter of Credit, as defined in the Credit Agreement, which is issued and outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subsections I.C on ANNEX 1 hereto.

         3. ASSIGNMENT EFFECTIVE DATE. The Assignment Effective Date (the "Assignment Effective Date") shall be two (2) Business Days (or such other time agreed to by Agent) after the following conditions precedent have been satisfied:

         (a) receipt by Agent of this Assignment Agreement, including ANNEX 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(A)(i) of the Credit Agreement, by Borrowers;

         (b) receipt by Agent from Assignor of a fee of Two Thousand Five Hundred Dollars ($2,500), in accordance with Section 10.10A of the Credit Agreement;

         (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

         (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

         5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. Assignee represents and warrants to Assignor, Borrowers, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; and (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of any Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of any Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

         6. INDEMNITY. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

         7. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

         8. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

         9. ACCEPTANCE OF AGENT; NOTICE BY ASSIGNOR. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the Credit Agreement, upon the acceptance and consent of Borrowers; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrowers is evidence of such acceptance and consent.

         10. ENTIRE AGREEMENT. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.





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




         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                             ASSIGNOR:

Address:          ______________________     _________________________________
                  ______________________
                  ______________________
                  Attn:_________________     By:______________________________
                  Phone: _______________     Title: __________________________
                  Fax:__________________


                                             ASSIGNEE:

Address:          ______________________     ________________________________
                  ______________________
                  ______________________
                  Attn:_________________     By:______________________________
                  Phone: _______________     Title: __________________________
                  Fax:__________________


Accepted and Consented to this ___ day
of ____________, ____:

PNC BANK, NATIONAL ASSOCIATION,
as Agent


By: __________________________
Title:________________________

Accepted and Consented to this ___ day
of ____________, ____:

[ADD SIGNATURES OF BORROWERS]








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

                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         On and after ___________, 199_ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:


   I.    ASSIGNEE'S COMMITMENT

         A.       Assignee's Percentage                          __________%

         B.       Assigned Amount                                $__________

         C.       Assignee's Commitment Percentage
                  under the Credit Agreement                     __________%

   II.   ASSIGNOR'S COMMITMENT

         A.       Assignor's Commitment Percentage
                  under the Credit Agreement                     __________%

         B.       Assignor's Commitment Amount
                  under the Credit Agreement                     $__________












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